Exhibit A(1)(c)

STANDARD TERMS AND CONDITIONS OF TRUST

For

ALAIA MARKET LINKED TRUST

Effective for Unit Investment Trusts Investing in Equity Securities, Debt Securities and/or Derivative Transactions
Established On and After [●], 2015

Among

BEECH HILL SECURITIES, INC.
as Depositor

and

THE BANK OF NEW YORK MELLON
as Trustee

and

ALAIA CAPITAL, LLC
as Portfolio Consultant, Evaluator and Supervisor

Dated: [●], 2015

ARTICLE I	DEFINITIONS	1

Section 1.01	Definitions	1

ARTICLE II	DEPOSIT, ACCEPTANCE, AND THE FORM AND ISSUANCE OF UNITS	6

Section 2.01	Deposit of Securities; Derivative Agreements	6
Section 2.02	Acceptance of Trust	10
Section 2.03	Issuance of Units	10
Section 2.04	[Reserved.]	11

ARTICLE III	ADMINISTRATION	11

Section 3.01	Initial Cost	11
Section 3.02	Income Account; Optional Crediting of all Receipts to Capital Account	12
Section 3.03	Capital Account	13
Section 3.04	Reserve Account	13
Section 3.05	Collateral Accounts	13
Section 3.06	Deductions and Distributions	13
Section 3.07	Record Date Statement; Annual Statement	15
Section 3.08	Sale of Securities; Liquidation of Credit Support; Termination of Derivative Transactions; Exercise of Rights	17
Section 3.09	Counsel	19
Section 3.10	Notice and Sale by Series Trustee	19
Section 3.11	Liability, Indemnification and Succession of Depositor, Portfolio Consultant, Evaluator and Supervisor	19
Section 3.12	Voting; Notice to Depositor	20
Section 3.13	Replacement Securities; Non-Execution of Derivative Agreement	21
Section 3.14	Compensation for Services Provided	22
Section 3.15	Deferred Sales Charge	23
Section 3.16	Creation and Development Fee	23
Section 3.17	Claims for exemption from, or refund of, withheld foreign taxes	24
Section 3.18	[Reserved.]	24
Section 3.19	[Reserved.]	24
Section 3.20	Tax Reporting for Grantor Trusts	24
Section 3.21	License Fees	25
Section 3.22	Portfolio Consulting Fees	25
Section 3.23	Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Selection of Derivative Counterparty; Foreign Currency Exchange	25
Section 3.24	Authorization of the Series Trustee to Transact pursuant to the Depositor’s Instruction with respect to Traded Equity Securities	26

ARTICLE IV	SUPERVISOR	26

Section 4.01	Liability of Supervisor	26
Section 4.02	Resignation and Removal of Supervisor; Successor	26

ARTICLE V	EVALUATION OF SECURITIES; EVALUATOR	27

Section 5.01	Evaluation of Securities	27
Section 5.02		27
Section 5.03	Information for Unitholders	29
Section 5.04	Liability of Evaluator	29
Section 5.05	Resignation and Removal of Evaluator; Successor	29
Section 5.06	Valuation of Traded Equity Securities for which Official Closing Prices are Available; Foreign Currency Conversions	30

ARTICLE VI	TRUST EVALUATION, REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE OR REPLACEMENT OF UNITS	30

Section 6.01	Trust Evaluation	30

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STANDARD TERMS AND CONDITIONS OF TRUST

FOR

ALAIA MARKET LINKED TRUST

These Standard Terms and Conditions of Trust are executed by the Depositor, the Trustee, the Portfolio Consultant, the Evaluator and the Supervisor.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Portfolio Consultant, the Evaluator and the Supervisor agree as follows:

INTRODUCTION

These Standard Terms and Conditions of Trust shall be applicable to Series of Alaia Market Linked Trust as provided in this paragraph. For each Series of Alaia Market Linked Trust to which these Standard Terms and Conditions of Trust are to be applicable, the Depositor, the Trustee, the Portfolio Consultant, the Evaluator and the Supervisor shall execute a Series Trust Agreement incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Series or variation of the terms hereof for the purposes of each Series and specifying for that Series (i) the Securities deposited in trust, (ii) the number of Units delivered by the Series Trustee on the Initial Date of Deposit pursuant to Section 2.03, (iii) the fractional undivided beneficial interest represented by each Unit, (iv) the Underlying Asset to Unit Ratio of each Series asset on the Initial Date of Deposit, (v) the Record Dates, (vi) the Distribution Dates, (vii) the Deferred Sales Charge Payment Dates, if any, (viii) the definition of Business Day, (ix) the Mandatory Termination Date, (x) whether the Series Trustee shall file an election for the Series to be taxed as a Regulated Investment Company, (xi) the Depositor’s, Portfolio Consultant’s, Supervisor’s and Evaluator’s compensation, if any, (xii) the Series Trustee’s compensation, (xiii) the License Fees, if any, and terms of payment, (xiv) the Initial Date of Deposit, (xv) the initial offering period and Organization Expense Period, (xvi) unless the Series Trust Agreement provides that no Unitholder will be eligible for an in-kind distribution of Securities pursuant to Section 6.02, the minimum number of Units a Unitholder must redeem in order to be eligible for such in-kind distribution, (xvii) when applicable, that Section 6.04 shall apply to the Series, (xviii) if the Series is a Derivatives Series, the identification of the Derivative Counterparty or Derivative Counterparties, Derivative Agreement(s) and Derivative Transaction(s), (xix) the terms of any Collateral Accounts, and the method for determining what amounts are to be credited to or paid from the Capital Account for purposes of Section 6.02 and 9.02, (xx) the method of valuation of Derivative Transactions for purposes of Section 5.01, (xxi) any supplement to or variation from the Asset Valuation Policy and (xxii) any specific terms pertaining to the Units.

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained the Depositor, the Trustee, the Portfolio Consultant, the Evaluator and the Supervisor agree as follows:

ARTICLE I

Definitions

Section 1.01          Definitions.  Terms used in these Standard Terms and not defined in this Article I have the meanings assigned to such terms in the Master Trust Agreement defined below, otherwise whenever used in these Standard Terms and Conditions of Trust, the following words and phrases shall have the following meanings:

(1)           “1940 Act” means the Investment Company Act of 1940, as amended.

(2)           “Additional Securities Delivery Period” shall have the meaning assigned to it in Section 2.01.

(3)           “Asset Valuation Policy” shall mean, if applicable to a Series, a written valuation policy of the Evaluator identifying any supplement to or variation from the evaluation procedures specified in Section 5.01 with respect to the assets of the Series, which policy shall be attached or described in the Trust Agreement or in the Prospectus related to a Series.

(4)           “Business Day” shall mean a day on which the New York Stock Exchange is scheduled to be open for regular trading, subject to further limitation set forth in the Series Trust Agreement.

(5)           “Capital Account” shall have the meaning assigned to it in Section 3.03.

(6)           “Cash” shall have the meaning assigned to it in Section 2.01.

(7)           “Collateral Accounts” shall have the meaning assigned to it in Section 3.05.

(8)           “Contract Securities” shall mean Securities which are not actually delivered concurrently with the execution and delivery of the Series Trust Agreement and which are to be acquired by a Series pursuant to contracts, including (i) Securities identified in the related Series Trust Agreement and (ii) Securities which the Depositor has contracted to purchase for the Series and deliver to the Series Trustee pursuant to Section 2.01 hereof. Contract Securities may include Securities contracted for on a when-issued basis.

(9)           “Creation and Development Account” shall have the meaning assigned to it in Section 3.16.

(10)           “Creation and Development Fee” shall have the meaning assigned to it in Section 3.16.

(11)           “Credit Support Agreement” shall mean any agreement to be entered into or delivered in connection with a Derivative Agreement that is not an exchange-traded option, including without limitation any guaranty, insurance policy, letter of credit, pledge agreement, credit support annex, control agreement or other ancillary agreement identified in the related Series Trust Agreement, the Prospectus related to a Series, and any document or agreement pursuant thereto or in connection therewith.

(12)           “Deferred Sales Charge Payment” shall have the meaning assigned to it in Section 3.15.

(13)           “Deferred Sales Charge Payment Dates” shall have the meaning assigned to it in the Series Trust Agreement.

(14)           “Delivery Period” shall have the meaning assigned to it in Section 2.01.

(15)           “Depositor” shall mean Beech Hill Securities, Inc., and its successors in interest and to the extent the successor is the Series Trustee, determined in the manner specified in Section 7.01(f) or any successor depositor appointed as hereinafter provided.

(16)           “Depositor’s Account” shall have the meaning assigned to it in Section 3.15.

(17)           “Derivative Agreement” shall mean either: (i) the purchase or sale of exchange-traded options, or (ii) an agreement to enter into any type of derivative transaction with a Derivative Counterparty, and any related documentation, including without limitation Credit Support Agreements, if any, which agreements, other than for exchange-traded options, shall be in the form attached to the relevant Series Trust Agreement.

(18)           “Derivative Counterparty” shall have the meaning assigned to it in the Series Trust Agreement. For purposes of exchange-traded options, the Derivative Counterparty shall be the applicable exchange where such options are listed and admitted for trading.

(19)           “Derivative Transaction” shall mean a derivative transaction evidenced by a Derivative Agreement.

(20)           “Derivatives Series” shall mean a Series that enters into one or more Derivative Agreements. For the avoidance of doubt, a Derivatives Series may also invest in other assets, including Securities.

(21)           “Distribution Agent” shall mean the Trustee acting in its capacity as distribution agent pursuant to Section 6.04 herein.

(22)           “Distribution Date” shall have the meaning assigned to it in the Series Trust Agreement.

(23)           “Evaluation” shall have the meaning assigned to it in Section 5.01.

(24)           “Evaluation Time” shall mean the close of trading of the New York Stock Exchange or such other time as may be stated in the Prospectus related to a Series.

(25)           “Evaluator” shall mean Alaia Capital, LLC and its successors in interest and to the extent the successor is the Series Trustee, determined in the manner specified in Section 5.04(c) or any successor evaluator appointed as hereinafter provided.

(26)           “Failed Contract Security” shall have the meaning assigned to it in Section 3.13.

(27)           “Fund” shall mean the collective Series created by the Series Trust Agreements incorporating these Standard Terms, which shall consist of the Securities held and the Derivative Transactions under Derivative Agreements executed by the Depositor on behalf of the Series pursuant and subject to the Standard Terms together with all undistributed income received or accrued thereon, any undistributed cash held in the Income or Capital Accounts or otherwise realized from the sale, redemption, liquidation, termination or maturity thereof. The Fund shall also include any undistributed cash and Securities pledged by a Series held in the Collateral Accounts, if any. Such amounts as may be on deposit in any Reserve Account hereinafter established shall be excluded from the Fund.

(28)           “Fund Shares” shall mean any Securities issued by an investment company registered under the 1940 Act.

(29)           “Grantor Trust” shall mean a Series which shall be treated as a “grantor trust” under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended (the “Code”) and as an “investment trust” pursuant to Treasury Regulations Section 301.7701-4(c), and the parties to this Agreement agree to construe this Standard Terms consistent with the intent that the Series is so treated.

(30)           “Income Account” shall have the meaning assigned to it in Section 3.02.

(31)           “Income Distribution” shall have the meaning assigned to it in Section 3.06.

(32)           “Index Series” shall mean a Series which has elected to be taxed as a “regulated investment company” as defined in the United States Internal Revenue Code of 1986, as amended, and invests primarily in Securities and/or Derivative Transactions which are components of an index with the objective of (a) holding a portfolio of investments which substantially replicates the components of such index and the weightings thereof on an ongoing basis over such Trust’s life and/or (b) achieving a return which will be a function of the return or performance of such index on an ongoing basis over such Series’s existence. Such index related to an Index Series shall be referred to herein as the Series's “Target Index.”

(33)           “Initial Date of Deposit” shall mean the date of the Series Trust Agreement applicable to a Series.

(34)           “In-Kind Distribution” shall have the meaning assigned to it in Section 6.02.

(35)           “Letter of Credit” shall mean the letter of credit or letters of credit provided to the Series Trustee by a financial institution to secure the Depositor’s settlement, or provisions of funds required for settlement of the purchase of any Contract Security deposited in a Series.

(36)           “Licensing Agreement” shall have the meaning assigned to it in Section 3.21.

(37)           “Licensor” shall have the meaning assigned to it in Section 3.21.

(38)           “Mandatory Dissolution Date” shall have the meaning assigned to it in the Series Trust Agreement.

(39)           "Master Trust Agreement" shall mean that certain Master Trust Agreement, dated [  ], 2015, by and among Beech Hill Securities, Inc., as Depositor, Alaia Capital, LLC, as Portfolio Consultant, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee.

(40)           “MFQS” shall mean Mutual Fund Quotation Service or similar service operated by NASDAQ or its successor.

(41)           “NASDAQ” shall mean NASDAQ OMX or the registered national securities exchange operated by NASDAQ OMX, as the context requires.

(42)           “New Series” shall have the meaning assigned to it in Section 6.04.

(43)           “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, common or statutory trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

(44)           “Portfolio Consultant” shall mean Alaia Capital, LLC and its successors in interest.

(45)           “Prospectus” shall mean (a) the prospectus relating to a Series filed with the Securities and Exchange Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, and dated the date of the Series Trust Agreement.

(46)           “Record Date” shall have the meaning assigned to it in the Series Trust Agreement.

(47)           “Redemption Date” shall have the meaning assigned to it in Section 6.02.

(48)           “Redemption Price” shall have the meaning assigned to it in Section 6.02.

(49)           “Reinvestment Notice Date” shall have the meaning assigned to it in Section 3.06.

(50)           “Replacement Security” shall have the meaning assigned to it in Section 3.13.

(51)           “Reserve Account” shall have the meaning assigned to it in Section 3.04.

(52)           “RIC” shall mean a “regulated investment company” as defined in Section 851 of the United States Internal Revenue Code of 1986, as amended.

(53)           “Rollover Distribution” shall have the meaning assigned to it in Section 6.04.

(54)           “Rollover Unitholder” shall have the meaning assigned to it in Section 6.04.

(55)           “Securities” shall mean the equity or debt securities (including shares, depository receipts, certificates, bonds, debentures, loans, stripped or zero-coupon obligations or others) of corporations, registered investment companies, partnerships, public or private funds or commodity pools, companies or other entities (including, without limitation, governmental entities and their political subdivisions, authorities and agencies), including Contract Securities, deposited in irrevocable trust and listed in the related Series Trust Agreement or which are deposited in or purchased on behalf of a Series pursuant to Section 2.01 hereof or as otherwise permitted hereby, and any securities received in exchange, substitution or replacement for such securities, as may from time to time continue to be held as a part of the Trusts.

(56)           “Special Redemption Date” shall mean the Mandatory Termination Date or such other meaning assigned to it in the Series Trust Agreement.

(57)           “Standard Terms” shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Series Trust Agreement creating a particular Series of the Trust.

(58)           “Subscription Notice” shall have the meaning assigned to it in Section 2.01.

(59)           “Supervisor” shall mean Alaia Capital, LLC and its successors in interest and to the extent the successor is the Series Trustee, determined in the manner specified in Section 4.02(b) or any successor supervisor appointed as hereinafter provided.

(60)           “Target Index” shall have the meaning assigned to it in the definition of “Index Series” herein.

(61)           “Trade Date” shall have the meaning assigned to it in Section 2.01.

(62)           “Traded Equity Securities” shall mean common or preferred shares or equity units or other equity instruments which are listed on the New York Stock Exchange, NASDAQ National Market System or other recognized U.S. exchange and traded in the U.S. public equity markets, and equity instruments traded on a non-U.S. exchange regulated in its respective jurisdiction.

(63)           “Series” or “Series” shall mean each separate series within the meaning of Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Statute created by a Series Trust Agreement, the Securities and/or Derivative Transactions constituting the portfolios of which are identified in the related Series Trust Agreement.

(64)           "Trust" shall mean Alaia Market Linked Trust, a Delaware statutory trust organized in series.

(65)           “Series Trust Agreement” shall mean the series trust agreement for a Series into which these Standard Terms and Conditions are incorporated, including any schedules, exhibits, annexes or other attachments thereto, as amended from time to time.

(66)           “Trust Evaluation” shall have the meaning assigned to it in Section 6.01.

(67)           “Underlying Asset to Unit Ratio” shall mean the quantity of Security(ies) and/or Derivative Transaction(s) attributable to each Unit existing on the Initial Date of Deposit. Specifically, for each Unit, as applicable (i) for equity Securities, the number of shares of each issue of Securities attributable thereto, (ii) for standard debt Securities, the par amount of each issue of debt Securities attributable thereto and (iii) for stripped or zero-coupon debt Securities, the face value of each issue of stripped or zero-coupon debt Securities (computed separately for each maturity) attributable thereto, in each case, existing on the Initial Date of Deposit. With respect to a Derivatives Trust, for each Unit, the notional amount, number of options contracts, number of index units or other similar quantity of each Derivative Transaction attributable thereto on the Initial Date of Deposit. In the case of an Index Trust, the actual number of shares of each issue of equity Securities, and/or the par amount of each issue of debt Securities, and/or the notional amount, number of options contracts, number of index units or other similar quantity of each Derivative Transaction, all attributable to each Unit necessary to cause the Trust portfolio to track, to the extent practicable, the performance of the Series’s Target Index on the Initial Date of Deposit. The Underlying Asset to Unit Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the sale, redemption or liquidation of any of the Securities or Derivative Transactions or the occurrence of a stock dividend, a stock split, conversion, exchange or a similar event which affects a Security or a Derivative Transaction.

(68)           “Unit” in respect of any Series, and at any time, shall mean the fractional undivided beneficial interest in and ownership of the Series which shall be initially equal to the fraction specified in the Series Trust Agreement, the numerator of which is one and the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof, (2) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03 and (3) decreased by the number of any Units redeemed as provided in Section 6.02 hereof. Whenever reference is made herein to the “interest” of a Unitholder in the Series or in the Income and Capital Accounts, it shall mean such fractional undivided interest represented by the number of Units held of record by such Unitholder.

(69)           “Unitholder” shall mean the registered holder of any Unit (as further discussed in Section 2.03) as recorded on the books of the Trust, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Unit, and, as such, shall be deemed a beneficiary of the Series created by a Series Trust Agreement to the extent of his or her pro rata share thereof.

(70)           “Unit Value” shall have the meaning assigned to it in Section 6.01.

Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons. The words “herein,” “hereby,” “herewith,” “hereof,” “hereinafter,” “hereunder,” “hereinabove,” “hereafter,” “heretofore” and similar words or phrases of reference and association shall refer to this Standard Terms in its entirety.   All references herein are to the Trust are intended to reflect that the Trust is organized as a series trust and shall be construed to mean the Trust with respect to each Series to the extent necessary to give effect to the foregoing.

ARTICLE II

Deposit, Acceptance, and the Form and Issuance of Units

Section 2.01          Deposit of Securities; Derivative Agreements.  (a) On the date of the Series Trust Agreement, the Depositor has deposited with the Series in trust the Securities and/or Derivative Transactions identified in the related Series Trust Agreement by credit to the account of the Series Trustee by The Depository Trust Company or other applicable clearance system or registrar of transfer, or if certificated, by delivery of certificates duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, managed and applied as herein provided accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this Section 2.01. The Depositor shall deliver to the Series the Securities identified in the related Series Trust Agreement which were represented by Contract Securities within 10 calendar days after the date of the Series Trust Agreement (the “Delivery Period”). If a contract to buy such Contract Securities is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities to be delivered pursuant to such contract are not delivered to the Series by the end of the Delivery Period, the Series Trustee, on behalf of the Series, shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.13. In the event that the Series Trustee draws on the Letter of Credit, the Series Trustee shall provide the Depositor with notice upon the withdrawal.  If the Depositor does not take the action specified in Section 3.13 within 10 calendar days of the end of the Delivery Period, the Series Trustee shall forthwith take the action specified in Section 3.13.  The Depositor shall be an agent of the Trust with respect to the Series pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Statute with the authority, obligations and duties set forth herein.  To the fullest extent permitted by law, the Depositor shall not have any duty (including any fiduciary duty) or obligation except as expressly provided by the terms of this Standard Terms and no implied duties (including fiduciary duties) or obligations shall be read into this Standard Terms against the Depositor.

(b)           (1) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Series (i) additional Securities and/or Derivative Transactions, by credit to the account of the Series Trustee by The Depository Trust Company or other applicable clearance system or registrar of transfer, or if certificated, by delivery of certificates duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or purchase contracts relating to Contract Securities accompanied by cash and/or letter(s) of credit as specified in paragraph (c) of this Section 2.01); (ii) to deliver to the Series a list of additional Securities and/or Derivative Transactions which the Depositor shall cause to be purchased for the account of the Trust and to deposit with the Series cash (or a Letter of Credit in lieu of cash), in an amount equal to the portion of the aggregate Unit Value of the Units created by such deposit attributable to the additional Securities and/or Derivative Transactions to be purchased; and/or (iii) to subscribe for Units as specified in paragraph (i) of this Section 2.01 and to deliver to the Series, additional Securities, Derivative Transactions, Contract Securities representing such additional Securities or a list of additional Securities and/or Derivative Transactions which the Depositor shall cause to be purchased for the account of the Series accompanied by cash and/or letter(s) of credit as specified in paragraph (i) of this Section 2.01. Except as provided in the following subparagraphs (2), (4) and (5) the Depositor, in each case, shall ensure that each deposit of additional Securities and/or Derivative Transactions pursuant to this Section shall, after such deposit, maintain, as nearly as practicable, the Underlying Asset to Unit Ratios. A Series’s acquisition of additional Securities and/or Derivative Transactions by any of the foregoing authorized methods shall be made pursuant to a notice of deposit of additional Securities and/or Derivative Transactions delivered by the Depositor to the Series Trustee, on behalf of the Series, to which shall be annexed a list of the additional Securities and/or Derivative Transactions to be deposited or acquired by the Depositor for the account of the Series, as applicable. The Depositor, the Portfolio Consultant or an affiliate thereof may act as broker or agent to execute purchases in accordance with such instructions and shall be entitled to compensation therefor in accordance with applicable law and regulations. The Series Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor’s instructions or made by the Depositor the Portfolio Consultant or an affiliate thereof as broker, except by reason of its own gross negligence, bad faith, or willful misconduct.

(2)           With respect to an Index Trust, such additional Securities and/or Derivative Transactions may be deposited or purchased in round lots; if the amount of the deposit is insufficient to acquire round lots of each Security and/or Derivative Transactions to be acquired, the additional Securities and/or Derivative Transactions shall be deposited or purchased in a manner to replicate, after such deposit or purchase, as nearly as practicable, the weighting of the constituents in the Series's Target Index.

(3)           The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Securities within 10 calendar days after such deposit of additional Securities (the “Additional Securities Delivery Period”). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Series by the end of the Additional Securities Delivery Period for such deposit, the Series Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.13. If the Depositor does not take the action specified in Section 3.13 within 10 calendar days of the end of the Additional Securities Delivery Period, the Series Trustee shall forthwith take the action specified in Section 3.13.

(4)           In connection with and at the time of any deposit of additional Securities and/or Derivative Transactions pursuant to this Section 2.01(b), the Depositor shall replicate Cash (as defined below) received or receivable by the Series as of the date of such deposit. For purposes of this paragraph, “Cash” means, as to the Capital Account, cash or other property (other than Securities and/or Derivative Transactions) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property to be credited to the Income Account received by the Series as of the date of the deposit or receivable by the Series in respect of a record date for a payment on a Security and/or Derivative Transactions which has occurred or will occur before the Series will be the holder of record of a Security and/or Derivative Transaction, reduced by the amount of any cash or other property received or receivable on any Security and/or Derivative Transaction allocable (in accordance with the Series Trustee’s calculations of distributions from the Income Account pursuant to Section 3.06) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.

(5)           Any contrary authorization in the preceding paragraphs notwithstanding, (i) deposits of additional Securities and/or Derivative Transactions made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Securities if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Underlying Asset to Unit Ratio existing immediately prior to such deposit and (ii) unless the Series Trust Agreement otherwise provides, deposits of additional Securities shall replicate the maturity value per Unit of any stripped or zero-coupon obligations. The provisions of clause (i) of the preceding sentence shall not apply to any Series that elects to be taxed as a RIC.

(c)           In connection with the deposits described in Section 2.01(a) and (b), the Depositor has deposited, in the case of Section 2.01(a) deposits, and, prior to the Series Trustee accepting a Section 2.01(b) deposit, the Depositor will deposit, cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Securities included in such deposit. The terms of any Letter of Credit must unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The Series Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing trust account for a Series. If any Contract Security requires settlement in a foreign currency, in connection with the deposit of such Contract Security the Depositor will deposit with the Series Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Security and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contract. On the date of delivery to the Series Trustee of Securities or additional Securities whose purchase is secured by a Letter of Credit, the Series Trustee is authorized to downpost the amount available under the Letter of Credit by an amount equal to the purchase price of the Contract Securities of such Securities or additional Securities

(d)           In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Securities are not delivered to a Series in accordance with Section 2.01(a) or 2.01(b) and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.13 purchases of Replacement Securities, such funds, to the extent of the purchase price of Failed Contract Securities for which no Replacement Securities were acquired pursuant to Section 3.13, shall be credited to the Capital Account and distributed pursuant to Section 3.06 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to Unitholders, the pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Failed Contract Security. Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase Replacement Securities shall be paid to the Depositor.

(e)           The Series Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities and/or Derivative Transactions in fully registered form to the name of the Series Trustee or to the name of its nominee or to hold the Securities and/or such Derivative Transactions in a clearing agency registered or exempt from registration with the Securities and Exchange Commission.

(f)           With respect to a Derivatives Series, the Depositor, on the date of the Series Trust Agreement has entered into one or more Derivative Transactions on behalf of the Derivatives Series and has executed and delivered, if applicable, any required Derivative Agreements identified in the Series Trust Agreement. The Depositor hereby agrees that on the date of any deposit of additional Securities to a Derivatives Trust, the Depositor will, on behalf of the Derivatives Series, execute and deliver such additional Derivative Agreements and related additional Derivative Transactions, provided that any such additional Derivative Agreements and additional Derivative Transactions shall have terms which are, except for the notional amount, the same as Derivative Agreements and Derivative Transactions identified in the Series Trust Agreement for such Derivatives Series, and the Depositor shall assure that all additional Derivative Agreements and Derivative Transactions entered into in connection with the issuance of additional Units shall maintain, as nearly as practicable, the Underlying Asset to Unit Ratio and shall otherwise comply with the provisions for the deposit of additional Securities of this Section 2.01 (including 2.01(b)(5) with respect to additional Derivative Transactions after the 90-day period immediately following the Initial Date of Deposit with respect to a Derivatives Series which does not elect to be taxed as a RIC). In connection therewith the Depositor shall comply with any applicable restrictions or requirements under the 1940 Act. The relevant Series Trust Agreement shall state the extent to which the Series Trustee’s obligations to pay any amounts due from the Derivatives Series under a Derivative Agreement are designated to be secured by a pledge in respect of the Derivatives Series’s assets. Unless otherwise set forth in the relevant Prospectus with respect to particular Derivatives Series, the Depositor shall assure that each Derivative Agreement entered into on behalf of a Derivatives Series shall satisfy all of the following requirements:

(i)           The Derivative Agreement shall comply with all applicable requirements and restrictions under the 1940 Act.

(ii)           The terms of each Derivative Agreement that is not related to exchange-traded options shall provide that (x) in no event will the Series Trustee be personally liable for any payment, cost or expense arising from or in connection with such Derivative Agreement or otherwise entered into by the Depositor on behalf of the Derivatives Trust in connection with such Derivative Agreement, (y) each Derivative Counterparty dealing in respect of a Derivative Agreement shall look solely to the assets of the Derivatives Series for the performance of the obligations of the Derivatives Series, with respect to such Agreement and, each Derivative Agreement shall expressly provide that neither the  Series Trustee nor the Depositor shall be personally liable in respect of any obligation of the Derivatives Series under such agreement and (z) shall contain a provision in conformity of Section 4.2(c) of the Master Trust Agreement.

(iii)           Other than for exchange-traded options, the Derivative Agreement shall provide for its termination and liquidation as necessary (x) to provide funds for redemption of Units and (y) in the event of termination of the Derivatives Series pursuant to any applicable termination provision.

(g)           With respect to a Derivatives Series, the Depositor is authorized to take such action and exercise such rights or remedies of the Derivatives Series pursuant to Derivative Agreements as the Depositor shall from time to time determine to be in the best interests of the Derivatives Trust and its Unitholders. The Series Trustee shall take no action with respect to any Derivative Agreement except pursuant to the instruction of the Depositor.

(h)           The Series Trustee shall have no responsibility for the terms of any Derivative Agreement or for any action taken pursuant to the Depositor’s written instruction or omitted to be taken in the absence of specific written instruction from the Depositor with respect to a Derivative Agreement.

(i)           [Subject to the requirements set forth in this Section 2.01(i) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the “Trade Date”), subscribe for additional Units as follows, provided that the Depositor shall concurrently with such subscription enter into contracts for the sale of such Units (“Unit Sale Contracts”) with the purchaser’s obligations under the Unit Sale Contracts guaranteed by the National Securities Clearing Corporation:]

(i)           As soon as practicable after the Evaluation Time on the Trade Date, the Depositor shall provide notice (the “Subscription Notice”) to the Series Trustee, by telephone or by written communication, of the Depositor’s intention to subscribe for additional Units, orders for which the Depositor received prior to the Evaluation Time on the Trade Date. The Subscription Notice shall identify the additional Securities and/or Derivative Transactions to be acquired (which will be a replication of the then existing portfolio, as and to the extent specified in the provisions of Section 2.01(b)) and shall either (a) specify the quantity of additional Securities and/or Derivative Transactions to be deposited by the Depositor on the settlement date for such subscription or (b) specify the additional Securities and/or Derivative Transactions which the Depositor will cause to be purchased for the account of the Series, in accordance with the provisions of Section 2.01(b) with an aggregate value as specified in the Subscription Notice. The Depositor hereby assigns to the Trust with respect to a Series, as security for the Depositor’s obligations under paragraph (iii) of this Section 2.01(i) all of the Depositor’s right, title and interest in and to the Unit Sale Contracts and appoints the Trust its attorney-in-fact with full authority to deliver Units to the counterparties on behalf of the Depositor against payment and to enforce all of the Depositor’s rights thereunder.

(ii)           Promptly following the Evaluation Time on the Trade Date, the Depositor shall, by a notice of deposit of additional Securities and/or Derivative Transactions, verify with the Series Trustee the number of additional Units to be created and, for the account of the Trust, enter into contracts for the purchase of the additional Securities and/or Derivative Transactions specified in the Subscription Notice as being additional Securities and/or Derivative Transactions which the Depositor would cause to be purchased for the account of the Series.

(iii)           [Not later than the time on the settlement date for such subscription when the Series Trustee is to deliver or assign the additional Units specified in the Subscription Notice, the Depositor shall deposit with the Series Trustee (a) any additional Securities and/or Derivative Transactions specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a Letter of Credit in the amount necessary to settle such contracts) or (b) cash in an amount equal to the aggregate value of the additional Securities and/or Derivative Transactions specified in the Subscription Notice to be acquired by the Depositor for the account of the Series, and adding or subtracting the difference between such aggregate value and the product of (x) the Unit Value computed pursuant to Section 5.01 for the Business Day preceding the Trade Date, times (y) the verified number of additional Units specified in the Subscription Notice.]

(iv)           On the settlement date for such subscription, the Series Trustee shall, in exchange for the Securities and/or Derivative Transactions and cash or Letter of Credit described above, deliver to, or assign in the name of or on the order of, the Depositor, the verified number of additional Units specified in the Subscription Notice.

(v)           In the event the Depositor fails to take such action required by paragraph (iii) above, the Series Trustee shall, to the extent of funds then held in the Capital Account of the Trust and the proceeds of the Unit Sale Contracts received by the Series Trustee, on the settlement date for such subscription, settle the securities transactions specified in the Subscription Notice.

(vi)           The Series Trustee shall have no responsibility for any loss or depreciation resulting from the failure of the Depositor to take the actions required by paragraph (iii) above.

(j)           Any obligation or deliverable required of the Depositor hereunder can be performed or delivered, as the case may be, by an agent or designee of the Depositor, provided, however, that the Depositor shall be liable for actions or omissions of such agent or designee as fully as if the Depositor had itself performed such action or omitted to act. The Depositor will perform all duties, obligations, actions or determinations in this Section 2.01 based on the determinations made by the Portfolio Consultant.

(k)           The Depositor is solely responsible for the composition of the Series portfolio. the Series Trustee shall have no responsibility for the acquisition of additional Securities or additional Derivative Transactions (including, without limitation, the selection of a broker or the amount of any brokerage commission) other than to arrange for the settlement of purchases when acquired by the Depositor for the account of the Series from funds delivered by the Depositor or drawn on a Letter of Credit, and, as applicable, to confirm that the additional Securities received conform to Contract Securities deposited by the Depositor or to the list of additional Securities and/or Derivative Transactions to be acquired for the account of the Series.

Section 2.02          Acceptance of Trust.  The Series Trustee hereby declares that it holds and will hold each Trust as trustee in trust upon the trusts herein created for the use and benefit of the Unitholders, subject to the terms and conditions set forth in this Standard Terms and the applicable Series Trust Agreement.

Section 2.03           Issuance of Units.  (a) The Series Trustee hereby acknowledges receipt, without investigation, of the deposit of the Securities and/or Derivative Transactions identified in the related Series Trust Agreement, cash and/or Letters of Credit referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit and, with respect to a Derivatives Series, execution by the Depositor on behalf of the Trust with respect to the Series of one or more Derivative Agreements, if applicable, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Series Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, cash and/or Letters of Credit and (if applicable) one or more Derivative Agreements, documentation evidencing the ownership of the number of Units specified. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor in writing, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Series Trustee on its books. The Series Trustee hereby agrees that on the date of any deposit of additional Securities, and, if applicable, any additional Derivative Transactions shall have been entered into, it shall acknowledge that such additional Securities have been deposited or an additional Derivative Agreement has been purchased, sold or entered into by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited or the amount of such additional Derivative Transaction, and shall, if so requested, execute documentation substantially in the form above recited representing the ownership of an aggregate number of those Units.

(b)           Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Series Trustee, and no Unitholder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unitholder. The only permitted registered holder of Units shall be The Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in The Depository Trust Company. Notwithstanding the foregoing, the Series Trustee is authorized to, and shall when requested by The Depository Trust Company, issue to The Depository Trust Company (or its nominee, Cede & Co.), a balance certificate evidencing all Units of a Series held by The Depository Trust Company from time to time, in such form as The Depository Trust Company shall specify. Should The Depository Trust Company cease to be the registered holder of Units, the Series Trustee may either register Units in such names as The Depository Trust Company shall direct or terminate the Trust in the manner provided in Section 9.02 and shall have no liability to any person for such termination.

(c)           For all purposes of the administration of a Series, a Unit created by a supplemental deposit pursuant to Section 2.01 or by a subscription pursuant to Section 2.01(i) shall be treated as outstanding on the first Business Day following the deposit or subscription, respectively, and a Unit tendered for redemption shall be treated as no longer outstanding on the first Business Day following the Series Trustee’s receipt of the tendered Unit.

Section 2.04          [Reserved].

ARTICLE III

Administration

Section 3.01                      Initial Cost.  Subject to reimbursement as hereinafter provided, the cost of organizing the Series and the sale of the Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this Section 3.01 shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the conclusion of the period of time during which a Series’s organization expenses will be included in the Public Offering Price of Units (the “Organization Expense Period”) as set forth in the Series Trust Agreement, the Series Trustee shall withdraw at the Direction of the Depositor from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor’s reimbursable expenses of organizing the Series in an amount certified to the Series Trustee by the Depositor and the Portfolio Consultant. In no event shall the amount paid by the Series Trustee to the Depositor for the Depositor’s reimbursable expenses of organizing the Series exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Series multiplied by the number of Units outstanding as of the conclusion of the Organization Expense Period, nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Series incurred after the conclusion of the Organization Expense Period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Depositor shall sell Securities and terminate Derivative Transactions identified by the Portfolio Consultant, or the Trustee shall distribute to the Depositor Securities and any funds received in respect of the termination of Derivative Transactions, if any, having a value, as determined under Section 5.01 as of the date of distribution, sufficient for such reimbursement, provided that such distribution is permissible under applicable laws and regulations. Securities sold and Derivative Transactions terminated or Securities distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold, terminated or distributed by the Series Trustee, to the extent practicable, in the Underlying Asset to Unit Ratio then existing (unless the Series elects to be treated as a RIC, in which case sales or distributions by the Series Trustee shall be made in accordance with the instructions of the Portfolio Consultant or its designees). The reimbursement provided for in this Section 3.01 shall be for the account of Unitholders of record at the conclusion of the Organization Expense Period. Any assets deposited with the Series Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Series for all purposes hereunder. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Series Trustee, without interest, and reserved for such purposes and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the initial offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the conclusion of the initial offering period, the Series Trustee shall pay the Unitholder, in addition to the Unit Value of the tendered Units (in the computation of which the expenses reimbursable pursuant to this Section shall have been deducted), unless otherwise directed by the Depositor or the Portfolio Consultant, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Series Trustee by the Depositor or the Portfolio Consultant, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Series is insufficient for such payments, the Depositor shall sell Securities and terminate Derivative Transactions in accordance with Section 6.02. As used herein, the Depositor’s reimbursable expenses of organizing the Series and sale of the Trust Units shall include, but are not limited to, the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Standard Terms, and other documents relating to the Series, the cost of the negotiation and preparation of any Derivative Agreements and any other related agreements, securities regulators, commodities regulators and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Series, the initial fees and expenses of the Portfolio Consultant, licensing fees, if any, the initial fees and expenses of the Series Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

The Depositor is authorized on behalf of the Trust with respect to the Series to prepare or cause to be prepared and to execute and deliver on behalf of the Trust with respect to the Series for filing with the Securities and Exchange Commission any update of the registration statement of the Units of the Series, any reports in respect of the Series as it shall deem necessary.

Section 3.02          Income Account; Optional Crediting of all Receipts to Capital Account.  The Series Trustee shall collect interest, dividends or other like cash distributions on the Securities or Derivative Transactions held in the Capital Account of each Series as such is received by the Series (including all moneys representing penalties for the failure to make timely payments on the Securities or Derivative Transactions, or as liquidated damages for default or breach of any condition or term of the Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.13 hereof) and credit such income to a separate account for each Series to be known as the “Income Account.”

Any non-cash distributions received by the Series to the extent they would be treated as dividend or interest income under the Internal Revenue Code of 1986, as amended, and the proceeds shall be credited to the Income Account. Except as provided in the preceding sentence, non-cash distributions received by a Series (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Series) shall be dealt with in the manner described in Section 3.12 and shall be retained or disposed of by a Series according to those provisions. The proceeds of any disposition shall be credited to the Income Account of the Series. Neither the Series Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

All other distributions received by a Series shall be credited to the Capital Account.

Nothing in the Standard Terms, or otherwise, shall be construed to require the Series Trustee to make any adjustments between the Income and Capital Accounts by reason of any premium or discount in respect of any of the Securities or Derivative Transactions.

Notwithstanding the foregoing, the Series Trust Agreement for any Series which elects to be taxed as a RIC may provide that all receipts, other than amounts to be credited to the Reserve or Collateral Accounts, if any, shall be credited to the Capital Account, and all payments, other than payments to be made from the Reserve or Collateral Accounts, if any, shall be paid from the Capital Account, provided that the Trustee shall maintain accounting records which separately identify such credits and payments in substantially the same manner as if a separate Income Account and Capital Account were established pursuant to these Standard Terms and Conditions of Trust, as amended from time to time.

Section 3.03          Capital Account.  The Securities and Derivative Agreements in each Series and all moneys, other than amounts credited to the Income Account or the Collateral Accounts, if any, received by the Series Trustee in respect of Securities or Derivative Agreements of each Series shall be credited to a separate account for each Series to be known as the “Capital Account” (except for moneys deposited by the Depositor or moneys pursuant to draws on the Letter of Credit for purchase of Contract Securities pursuant to Section 2.01, which shall be separately held in trust by the Series Trustee for such purpose and shall not be credited to the Capital Account except as provided in Section 2.01(d)).

Section 3.04          Reserve Account.  From time to time, the Series Trustee shall withdraw from the cash on deposit in an Income Account or Capital Account of a Series such amounts as it shall be directed in writing by the Depositor to establish a reserve for any applicable taxes or other governmental charges that may be payable out of such Trust. Such amounts so withdrawn shall be credited to a separate account which shall be known as the “Reserve Account.” The Series Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if the Depositor shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other charges, liabilities or obligations, then it shall promptly direct the Series Trustee to re-deposit such amounts in the account from which withdrawn or if such Series shall have terminated or shall be in the process of termination, the Series Trustee shall distribute to each Unitholder such Unitholder’s interest in the Reserve Account in accordance with Section 9.02.

Section 3.05          Collateral Accounts.  In respect of a Derivatives Series, other than a Derivatives Series that contains Derivative Transactions which are exchange-traded options only, the Series Trustee shall, if specified in the Series Trust Agreement, establish one or more Collateral Accounts (each such account, “Collateral Account”) for the purpose of holding collateral under the relevant Credit Support Agreements, which accounts shall be subject to the terms and conditions set forth in the related Series Trust Agreement and to the extent specified in the Series Trust Agreement, the assets held in such account(s) shall be assets of the Series. The Series Trust Agreement will also specify that as instructed by the Depositor the Series Trustee make payments and transfers to or from such Collateral Accounts to the extent specified in the Series Trust Agreement, after making any (or reserving for) the payments provided in Section 3.06(a).

Section 3.06          Deductions and Distributions.  (a) On or immediately after each Record Date, the Series Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04. On or immediately after such Record Date, or at such other time specified in the Series Trust Agreement, the Series Trustee shall with respect to each Series:

(i)             deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 7.04;

(ii)            deduct from the Income Account of the Series, or, to the extent funds are not sufficient therein, from the Capital Account of the Series, amounts necessary to pay any unpaid expenses of the Series, including registration charges, state blue sky fees, printing costs, attorneys’ fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Series on a current basis pursuant to Section 9.05;

(iii)           deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to, or reserve for, the Depositor, Portfolio Consultant, Supervisor and Evaluator the amount that it is at the time entitled to receive pursuant to Section 3.14;

(iv)           deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.09, as certified to by the Depositor; and

(v)            deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to, or reserve for the Licensor the amount it is at the time entitled to receive pursuant to the Licensing Agreement, if any.

(b)           If the Prospectus for a Series so provides, the Series Trustee, as of the “First Settlement Date,” as set forth in the section entitled “Summary of Essential Information” in the Prospectus, shall pay to the Depositor, as the sole owner of Units, the amount of interest accrued to such date on the Securities referenced in the Prospectus which are deposited in the Series, net of a proportionate amount of Series expenses attributable to the period between the date of the Series Trust Agreement and the First Settlement Date. To the extent the funds then held in the Income Account are insufficient to make such distribution, the Series Trustee shall advance funds to the Series and shall be entitled to reimbursement, without interest, for such advancements from income received by the Series before any further distributions shall be made from the Income Account to Unitholders of the Series. Subsequent distributions shall be made as hereinafter provided.

(i)            On each Distribution Date, the Series Trustee shall distribute to each Unitholder of record at the close of business on the preceding Record Date an amount per Unit equal to such Unitholder’s Income Distribution (as defined below in paragraph (c) of this Section 3.06), plus such Unitholder’s pro rata share of the balance of the Capital Account (computed as provided below in paragraph (d) of this Section 3.06) provided, however, that if on such Record Date the Capital Account does not contain any proceeds from matured Securities or terminated Derivative Transaction, the Series Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal or exceed $1 per Unit with respect to Units of a Series having an initial value of approximately $1,000 or per 10 Units, 100 Units or 1000 Units if the initial value of the Units on such date was $100, $10 or $1, respectively, except that, notwithstanding any provisions of the Standard Terms to the contrary, (x) with respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Series Trustee shall on any Distribution Date distribute the cash available for distribution in the Income and Capital Accounts within the meaning of Treas. Reg. Section 1.671-5(b)(5) if the aggregate amount of such cash available for distribution is equal to or greater than .1% of the net asset value of such Series on the related Record Date and (y) with respect to any Series which has elected to qualify as a “regulated investment company,” the Series Trustee shall make such distributions from the Income and Capital Accounts as may be necessary, as determined by the Series’s independent registered public accounting firm, in order to avoid the imposition of any income or excise taxes on undistributed income in the Series. With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), this provision is intended to comply with Treas. Reg. Section 1.671-5(c)(2)(v)(C) and shall be interpreted consistent therewith and with any successor regulations.

(ii)           The Series shall provide the following distribution elections: (1) distributions to be made in cash in accordance with the rules of The Depository Trust Company in effect from time to time (the “Cash Distribution”) or (2) if provided for in the Prospectus for a Series, the following reinvestment option:

The Series Trustee will, for any Unitholder who provides the Series Trustee written instruction, properly executed and in form satisfactory to the Series Trustee, received by the Series Trustee no later than its close of business 10 Business Days prior to the Record Date for the first distribution to which such election shall apply (the “Reinvestment Notice Date”), reinvest such Unitholder’s distribution from the Income and Capital Accounts in additional Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make additional Units available for such purchase, at the Depositor’s offering price as of the third business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Series. If, for any reason, the Depositor does not have additional Units of the Series available for purchase, the Series Trustee shall distribute such Unitholder’s distribution from the Income and Capital Accounts in the manner provided above for Cash Distribution. The Series Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Series Trustee and the Depositor shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph or for any failure to make such reinvestment in the event the Depositor does not make additional Units available for purchase.

Any Unitholder who does not effectively elect reinvestment in additional Units of his or her respective Trust pursuant to the preceding paragraph shall receive a Cash Distribution.

(c)           The Unitholder’s “Income Distribution” shall be equal to such Unitholder’s pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to the preceding provisions of this Section 3.06 and (ii) the Trustee’s estimate of other expenses properly chargeable to the Income Account or the Capital Account pursuant to the Standard Terms which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates.

(d)           (1) On each Distribution Date, the pro-rata share of the Capital Account of each Unitholder of record at the close of business on the Record Date immediately preceding such Distribution Date shall be an amount per Unit equal to such Unitholder’s pro rata share of the cash balance of the Capital Account after deduction of (i) the fees and expenses then deductible pursuant to the preceding provisions of this Section 3.06 and (ii) the Series Trustee’s estimate of other expenses properly chargeable to the Capital Account pursuant to the Standard Terms which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such distribution from the Capital Account relates (except for monies on deposit therein required to purchase Contract Obligations and, with respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), monies constituting proceeds of pro-rata sales of Series assets to effect redemptions which proceeds shall be retained for payment of redemptions) computed as of the close of business on such Record Date.

(i)             Proceeds attributable to Contract Securities which the Depositor shall have declared by written notice to the Series Trustee to be Failed Contract Securities for which Replacement Securities are not to be substituted pursuant to Section 3.13 hereof shall be distributed to Unitholders of record as of the close of business on the Record Date next following the failure of consummation of such purchase and shall be distributed not more than 120 days after the receipt of such notice by the Series Trustee or at such earlier time in such manner as the Depositor shall direct the Series Trustee in writing.

(e)           For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Series Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Capital Account by means of one check, draft or other instrument or payment method provided that the Series Trustee provides the information specified in Section 3.07 hereof.

(f)           The pro-rata amounts to be distributed to each Unitholder pursuant to the other provisions of this Section 3.06 shall be that pro rata share of the balance of the Income and Capital Accounts, computed as set forth herein, as shall be represented by the Units registered in the name of such Unitholder. In the computation of each such pro rata share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Capital Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

Section 3.07         Record Date Statement; Annual Statement.  On the Record Date for a distribution from the Income or Capital Accounts of a Series, the Series Trustee shall provide the Depositor, the Portfolio Consultant and The Depository Trust Company with a statement of the amount per Unit, distributed from each account.

Within a reasonable period of time after the last Business Day of each calendar year, the Series Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of a Series a statement setting forth, with respect to such calendar year and with respect to such Series:

(A)           as to the Income Account:

(1)           the amount of income, if any, received on the Securities (including income received as a portion of the proceeds of any disposition of Securities);

(2)           the amounts paid for purchases of Replacement Securities pursuant to Section 3.13 or for purchases of Securities or Derivative Transactions otherwise pursuant hereto, if any, and for redemptions pursuant to Section 6.02;

(3)           the deductions, if any, from the Income Account for payment into the Reserve Account and any subsequent reverse credits from the Reserve Account back to the Income Account;

(4)           the deductions for payment of applicable taxes and fees and expenses of the Series Trustee, the Depositor, the Portfolio Consultant, the Evaluator, the Supervisor, counsel, auditors and any other expenses paid by the Trust;

(5)           the amounts reserved for purchases of Contract Securities, for purchases made pursuant to replace Failed Contract Securities or for purchases of Securities otherwise pursuant to the Trust Agreement, if any;

(6)           the deductions for payment of the Depositor’s expenses of maintaining the registration of the Trust Units, if any;

(7)           the aggregate distributions to Unitholders; and

(8)           the balance remaining after such deductions and distributions to Unitholders during the year, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business day of such calendar year (with respect to Units of initial value of approximately $1,000, or per 10 Units, 100 Units or 1000 Units if the initial value of the Units was approximately $100, $10 or $1, respectively);

(B)           as to the Capital Account:

(1)           the net proceeds received due to sale, maturity, redemption, liquidation or disposition of any of the Securities or Derivative Transactions, excluding any portion thereof credited to the Income Account;

(2)           the amount paid for purchases of Replacement Securities pursuant to Section 3.13 or for purchases of Securities or Derivative Transactions otherwise pursuant hereto, if any, and for redemptions pursuant to Section 6.02;

(3)           the deductions, if any, from the Capital Account for payments into the Reserve Account and any subsequent reverse credits from the Reserve Account back to the Capital Account;

(4)           the deductions for applicable taxes and fees and expenses of the Series Trustee, the Portfolio Consultant, the Depositor, the Evaluator, the Supervisor, counsel, auditors and any other expenses paid by the Trust;

(5)           the deductions for payment of the Depositor’s  expenses of organizing the Series pursuant to Section 3.01;

(6)           the amounts reserved for purchases of Contract Securities, for purchases made pursuant to replace Failed Contract Securities or for purchases of Securities otherwise pursuant to the Series Trust Agreement, if any;

(7)           the deductions for payment of Deferred Sales Charge, if any and Creation and Development Fee;

(8)           the deductions for payment of the Depositor’s expenses of maintaining the registration of the Trust Units, if any;

(9)           the aggregate distribution to Unitholders; and

(10)           the balance remaining after such deductions and distributions to Unitholders during the year, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business day of such calendar year (with respect to Units of initial value of approximately $1,000, or per 10 Units, 100 Units or 1000 Units if the initial value of the Units was approximately $100, $10 or $1, respectively);.

(C)           as to the Collateral Account (if applicable): such information as set forth in the related Series Trust Agreement.

(D)           With respect to the Series the following information:

(1)           a list of the Securities and Derivative Transactions which are exchange-traded options held as of the last Business Day of such calendar year and a list which identifies all Securities and Derivative Transactions which are exchange-traded options sold or other Securities and Derivative Transactions which are exchange-traded options acquired during such calendar year, if any, such list separately identifying the Securities held in any Collateral Account containing Series assets, if any;

(2)           the relevant quantities of Derivative Transactions that are not exchange-traded options and information detailing any increases or decreases to such quantities during such calendar year which information, if requested by the Series Trustee, shall be provided to the Series Trustee by the Depositor and/or Portfolio Consultant;

(3)           the number of Units outstanding on the last Business Day of such calendar year;

(4)           the Unit Value based on the last Trust Evaluation of such Series made during such calendar year and the date of such Trust Evaluation; and

(5)           the amounts actually distributed during such calendar year from the Income and Capital Accounts, separately stated, expressed both as total dollar amounts and as a dollar amount per Unit outstanding on the Record Dates for such distributions (with respect to Units of initial value of approximately $1,000, or per 10 Units, 100 Units or 1000 Units if the initial value of the Units was approximately $100, $10 or $1, respectively).

(E)           As to the Reserve Account: the deductions from the Reserve Account for payment of applicable taxes or governmental charges, if any.

(F)           Within a reasonable period of time after written request of the Depositor or the Evaluator, Series Trustee shall furnish a statement setting forth the reconciliation of funds in each specified Series account for the period specified.

Section 3.08                      Sale of Securities; Liquidation of Credit Support; Termination of Derivative Transactions; Exercise of Rights.  (a) If necessary, in order to maintain the sound investment character of a Series, the Depositor may sell, liquidate, transfer, terminate or otherwise dispose of Securities or Derivative Transactions on behalf of such Series at such price and time and in such manner as shall be determined by the Depositor and the Portfolio Consultant and to exercise any rights and powers of the Trust as a party to a Derivative Agreement, Credit Support Agreement or any other agreement to which the Trust with respect to the Series is a party, provided that the Portfolio Consultant has determined in its sole and absolute discretion that any one or more of the following conditions exist with respect to such Securities or Derivative Transactions:

(i)           that there has been a default in the payment of interest, dividends or other payments or deliveries when due;

(ii)           that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of interest, dividends or other payments or amounts, or that there exists any legal question or impediment affecting such Securities or Derivative Transactions, or the payment of interest, dividends or any other amount in respect of the same;

(iii)           that there has occurred any breach of covenant or warranty in any document relating to an issuer of Securities or a Derivative Counterparty which would adversely affect either immediately or contingently the payment of interest, dividends or other amounts in respect of the relevant Securities or Derivative Transactions, or the general credit standing of an issuer of Securities or a Derivative Counterparty or otherwise impair the sound investment character of such Securities or Derivative Agreements;

(iv)           that there has been a default in the payment of interest, dividends, principal of or income or premium, if any, or any other amount payable on any other outstanding obligations of an issuer of Securities or Derivative Counterparty;

(v)           that the Portfolio Consultant becomes of the opinion, as evidenced in writing to the Depositor and the Series Trustee, that the retention of a Security or Derivative Transaction would be detrimental to the Series and to the interest of the Unitholders due to (x) a decline in the value of a Security or Derivative Transaction, (y) a decline in the creditworthiness of an issuer of Securities or Derivative Counterparty, or (z) the occurrence of other such credit factors;

(vi)           that such sale or termination is required due to Units tendered for redemption or to pay Series expenses;

(vii)          that as of a Record Date, the Security or Derivative Agreement is scheduled to be redeemed and paid prior to the related Distribution Date;

(viii)         that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security or the underlying security of a Derivative Agreement, and that in the opinion of the Portfolio Consultant the sale or tender of the Security or Derivative Agreement is in the best interest of the Unitholders;

(ix)           with respect to an Index Series, that the Security or Derivative Transaction or a security underlying a Derivative Agreement has been removed from the Series’s Target Index or is over-represented in the Trust’s portfolio in comparison to such weighting in the Series’s Target Index;

(x)             if the Series is a Grantor Trust, that the sale of such Securities or the termination of such Derivative Transaction is required (i) to maintain the qualification of the Series as a Grantor Trust, or (ii) in order to prevent the Series from being deemed an association taxable as a corporation for federal income tax purposes;

(xi)            if the Series is a RIC, that such sale or termination is necessary or advisable (i) to maintain the qualification of the Series as a RIC or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Series or on undistributed income in the Series;

(xii)           that as result of the ownership of the Security or Derivative Transaction, the Series or its Unitholders would be a direct or indirect shareholder of a passive foreign investment company as defined in Section 1297 (a) of the United States Internal Revenue Code of 1986, as amended; or

(xiii)          that due to any law, regulation or regulatory request, rule, standard, guideline, policy, directive or guidance (whether formal or informal) in effect from time to time, it is unlawful or inadvisable for the Series, or it would result in material adverse consequences for the Series, to hold such Securities or Derivative Transaction.

(b)           In the event a Security is sold or a Derivative Agreement is terminated pursuant to Section 3.08(a)(v) as a direct result of serious adverse credit factors affecting the issuer of such Security or a Derivative Counterparty and the Series is a RIC, then the Depositor may, based on determinations made by the Portfolio Consultant, if permitted by applicable law and unless otherwise provided in an applicable Series Trust Agreement or Prospectus, but is not obligated, reinvest the proceeds of the sale of such Security or the termination of such Derivative Transaction on behalf of the Series in any other Securities or Derivative Agreements which meet the criteria necessary for inclusion in such Series on the Initial Date of Deposit.

(c)           In the event a Security is sold or a Derivative Transaction linked to a Security is terminated pursuant to Section 3.08(a)(ix) and the Series is a RIC, the Depositor may, based on determinations made by the Portfolio Consultant, reinvest the net proceeds of the sale of such Security or termination of such Derivative Transaction, to the extent practicable, into any Security which replaces such Security as a component of the Series’s Target Index or a Derivative Agreement linked to a replacement Security or, if no security so replaces such Security, into any other Securities which are under-represented in the Trust’s portfolio in comparison to their weighting in the Series’s Target Index (or Derivative Agreements linked to such Securities). In the event a Security is sold or a Derivative Transaction is terminated pursuant to Section 3.08(a)(ix) because the Security is over-represented in the Series’s Portfolio and the Series is a RIC, the Depositor may reinvest the net proceeds, to the extent practicable, into any other Securities which are under-represented in the Trust’s portfolio in comparison to their weighting in the Series’s Target Index (or Derivative Agreements linked to such Securities). Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, based on determinations made by the Portfolio Consultant, but is not obligated to, specifically consider the ability of the Series to reinvest such proceeds into round lots of a Security.

(d)           Upon the receipt of the proceeds of any such sale or termination, after deducting therefrom any fees and expenses of the Depositor or the Series Trustee connected with such sale or termination and any brokerage charges, taxes or other governmental charges, the Series Trustee shall deposit such net proceeds in the Capital Account.

None of the Portfolio Consultant, Depositor or the Series Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of a Security or termination of any Derivative Transaction or by reason of the failure to make any such sale or termination. The Series Trustee shall have no duty to sell or terminate any Securities or Derivative Transactions under this Section 3.08 except to the extent directed by the Depositor.

Section 3.09          Counsel.  The Depositor may employ from time to time as it may deem necessary a firm of attorneys for any legal services that may be required in connection with the disposition of underlying securities or termination of any Derivative Agreement pursuant to this Standard Terms. The fees and expenses of such counsel shall be paid by the Series Trustee from the Income and Capital Accounts of the appropriate Series as provided for in Section 3.06(a)(iv) hereof.

Section 3.10          Notice and Sale by Series Trustee.  If at any time the principal stated value or par value of or income from any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made, the Series Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction to sell or hold or has not taken any other action in connection with such Securities, the Series Trustee shall sell such Securities forthwith, and neither the Depositor nor the Series Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

Section 3.11          Liability, Indemnification and Succession of Depositor, Portfolio Consultant, Evaluator and Supervisor.  (a) The Depositor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Standard Terms or for errors in judgment, but shall be liable only for its own gross negligence, bad faith, willful misconduct or reckless disregard in the performance of its duties. The Depositor may rely in good faith on any paper, order, electronic communication, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Series Trustee, counsel or any other persons pursuant to this Standard Terms.

(b)           Each Series shall indemnify and hold the Depositor, the Portfolio Consultant, the Evaluator and the Supervisor harmless from and against any loss, liability or expense incurred in acting as Depositor, Portfolio Consultant, Evaluator or Supervisor (as applicable) of such Series other than by reason of gross negligence, bad faith, willful misconduct or reckless disregard in the performance of its duties. The Depositor, the Portfolio Consultant, the Evaluator and the Supervisor shall not be under any obligation to appear in, prosecute or defend any legal action which in such entity’s opinion may involve it in any expense or liability; provided, however, that such entity may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Standard Terms and the rights and duties of the parties hereto and the interests of the Unitholders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Series concerned and shall be paid directly by the Series Trustee out of the Income and Capital Accounts of such Series.

(c)           The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of any Depositor, Portfolio Consultant, Evaluator or Supervisor. In the event of an assignment by any Depositor or Portfolio Consultant to a successor entity as permitted by the next following sentence, such entity and, if such entity is a partnership, its partners, shall be relieved of all further liability under this Standard Terms. Any Depositor, Portfolio Consultant, Evaluator or Supervisor may transfer all or substantially all of its assets to an entity that carries on the business of such entity, if at the time of such transfer such successor duly assumes all the obligations of such entity under this Standard Terms.

Section 3.12          Voting; Notice to Depositor.  Subject to the following paragraph, in the event that the Series Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Series Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Series Trustee to refrain from taking any action the Series Trustee shall take such action or refrain from taking any action so that the Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Securities that are held by owners other than the Series Trust. Notwithstanding the foregoing, in the event that the Series Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of Fund Shares (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Series Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action with respect to the Fund Shares so that the Fund Shares are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Fund Shares that are held by owners other than the Series Trust. The Series Trustee may employ an agent to cause the Securities, including Fund Shares, to be voted as provided in the preceding sentence and the cost of such agent shall be an expense reimbursable to the Series Trustee from the Income or Capital Accounts as provided in Section 7.04. In the event that there is any dispute in the manner in which Securities or Fund Shares are to be voted by the Series Trustee as described in this Section 3.12, the Series Trustee will vote the Securities or Fund Shares, as applicable, at the direction of the Depositor.

In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities for Trust Securities, including an exchange or substitution pursuant to a plan for the refunding or refinancing of Securities, the Series Trustee shall reject such offer, provided that in the case of a Series that is a RIC, if any such offer shall be made, the Series Trustee shall at the direction of the Supervisor, vote for or against, or accept or reject, any such offer. Notwithstanding the forgoing, if (i) the issuer is in default with respect to such Securities or (ii) in the opinion of the Portfolio Consultant, given in writing to the Series Trustee, there is a reasonable likelihood that the issuer will default with respect to such Securities in the reasonably foreseeable future, the Depositor shall instruct the Series Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Portfolio Consultant may deem proper. If any such issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Depositor for the account of the Series, unless the Portfolio Consultant advises the Series Trustee to keep such securities, cash or property. With respect to a Series which qualifies as a RIC and is an Index Trust, the cash received in such exchange and cash proceeds of any such sales shall be reinvested by the Depositor, based on determinations made by the Portfolio Consultant, in a manner to cause the assets of the Series to replicate, as nearly as practicable, the weighting of the constituents of the Underlying Asset to Unit Ratios after such reinvestment, and, to the extent not so reinvested, shall be distributed pursuant to the following sentence. With respect to all other Series, the cash received in such exchange and cash proceeds of any such sales shall be credited to the Capital Account and distributed to Unitholders in the manner set forth in Section 3.06. Without limiting the generality of the foregoing, in determining whether reinvestment is practicable with respect to an Index Series, the Depositor may, but is not obligated to, specifically consider the ability of the Index Series to reinvest such proceeds into round lots of a Security.

Neither the Depositor, the Portfolio Consultant nor the Series Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.12 other than a failure to notify the Depositor as provided herein.

Whenever new securities or property is received and retained by a Series pursuant to this Section 3.12, the Series Trustee shall provide notice of such acquisition in the Series Trustee’s annual report unless prior notice is directed by the Depositor.

Section 3.13          Replacement Securities; Non-Execution of Derivative Agreement.  (a) In the event that any contract to purchase any Contract Security is not consummated in accordance with its terms (such Contract Security being herein referred to as a “Failed Contract Security”), the Depositor may, on behalf of the Series, either effect a buy-in in accordance with the rules of the marketplace where the Failed Contract Securities were purchased or its clearing house or purchase a replacement security (the “Replacement Security”) selected by the Depositor applying funds held by the Series Trustee in the Capital Account. Purchases of Replacement Securities will be made subject to the conditions set forth below:

(i)             The Replacement Securities shall be securities as originally selected for deposit in the Series or securities which the Depositor, based on determinations made by the Portfolio Consultant, determines to be similar in character as Securities originally selected for deposit in the Series;

(ii)            The purchase of the Replacement Securities shall not adversely affect the federal income tax status of the Series;

(iii)           The aggregate purchase price of the Replacement Securities shall not exceed the total amount of cash deposited, or the amount drawn with respect to the Failed Contract Obligation under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security;

(iv)           In connection with any such purchase, the Depositor, based on determinations made by the Portfolio Consultant, shall by notice to the Series Trustee (i) identify the Replacement Securities to be purchased, (ii) certify that the foregoing conditions of clauses (i) through (iii) have been satisfied with respect to the Replacement Securities; and

(v)            The Replacement Securities shall be purchased within 30 days after the deposit of the Failed Contract Security.

Whenever a Replacement Security is acquired pursuant to the provisions of this Section, the Series Trustee will, as agent for the Depositor, not later than five days after such acquisition, deliver to The Depository Trust Company for distribution in accordance with its procedures a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired. Amounts in respect of the purchase price thereof on account of principal shall be paid out of and charged against the cash deposited, or the amounts available under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security. In the event that no purchase of Replacement Securities shall be made pursuant to this Section 3.13, funds held for such purchase shall be distributed in accordance with Section 2.01(d). Any excess of the purchase price of a Failed Contract Security over the purchase price of its corresponding Replacement Security shall be credited to the Capital Account. Neither the Depositor, the Portfolio Consultant nor the Series Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to, or any failure to make any purchase authorized by, this Section 3.13, nor shall the Depositor nor the Portfolio Consultant be liable for errors of judgment in respect of this Section 3.13; provided, however, that this provision shall not protect the Depositor, the Portfolio Consultant or the Series Trustee against any liability to which it would otherwise be subject by reason of gross negligence, bad faith, willful misconduct or reckless disregard in the performance of its duties

(b)           With respect to a Derivatives Series, in the event a Derivative Agreement that is not related to an exchange-traded option is not executed by the Depositor on behalf of the Series and the Derivative Counterparty as specified under Section 2.01, the Depositor, based on determinations made by the Portfolio Consultant,  on behalf of the Series, may (i) enter into a replacement Derivative Agreement with another Derivative Counterparty within 30 days after Initial Date of Deposit, such Derivative Agreement to be on substantially similar terms as the original Derivative Agreement or (ii) to terminate the Securities and Derivative Transactions then held and make the payments and distributions provided for in Section 9.02, in which case the relevant Series shall dissolve and terminate. The Series Trustee shall have no responsibility or liability for damages or loss resulting from actions of the Depositor pursuant to the preceding sentence.

Section 3.14          Compensation for Services Provided.  As compensation for portfolio analytical services in its capacity as Portfolio Consultant, supervisory services in its capacity as Supervisor, valuation services in its capacity as Evaluator and for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the 1940 Act, the Portfolio Consultant, Evaluator, Supervisor and Depositor, respectively, shall be paid an annual fee, and in the case of the Portfolio Consultant, in addition to the annual fee, an initial fee as part of the organization of Series, in the amount per Unit set forth in the Series Trust Agreement and the Prospectus, which fee shall accrue daily and be computed on the number of Units outstanding as of January 1 of such year, except for a Series during the year or years in which an initial offering period occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month until the end of the initial offering period, at which time the fee shall be computed based upon the number of Units outstanding as of the end of the initial offering period until the following January 1. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Series Trustee, upon receipt of an invoice therefor from such parties, upon which, as to the cost incurred by such parties of providing services hereunder the Series Trustee may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.06.

If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Depositor, based on determinations made by the Portfolio Consultant,  shall have the power to sell or terminate, on behalf of the Trust, (a) Securities and/or Derivative Agreements from the current list designated to be sold pursuant to Section 6.02 hereof, or (b) if no such Securities and/or Derivative Agreements have been so designated, such Securities or Derivative Agreements as the Depositor, based on determinations made by the Portfolio Consultant, may see fit to sell, and the Series Trustee shall apply the net proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.14.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor, Portfolio Consultant, Evaluator or Supervisor pursuant to this Section 3.14 shall be secured by a lien on the related Trust in favor of the Depositor, Portfolio Consultant, Evaluator or Supervisor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Series Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Series Trustee shall hold the assets of the Trust for the benefit of the Depositor, Portfolio Consultant, Evaluator and Supervisor, provided that the Series Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Series without regard to such lien.

Section 3.15          Deferred Sales Charge.  If the Prospectus related to a Series specifies a deferred sale charge, the Series Trustee shall, on each Deferred Sales Charge Payment Date and as permitted by such Prospectus, withdraw from the Capital Account an amount per Unit equal to the Deferred Sales Charge Payment and credit such amount to a special non-Series account maintained at the Series Trustee out of which the deferred sales charge will be distributed to the Depositor (the “Depositor’s Account”). If the balance in the Capital Account is insufficient to make any such withdrawal, as directed by the Depositor, either the Series Trustee shall advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Capital Account, or the Depositor, based on determinations made by the Portfolio Consultant, shall sell Securities or terminate Derivative Transactions on behalf of the Trust and the Series Trustee shall credit proceeds thereof shall to such special Depositor’s Account to the extent required to satisfy the amount due, provided, however, that the aggregate amount which the Series Trustee shall be required to advance at any time for the payment of deferred sales charge and creation and development fee shall not exceed $15,000. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Series Trustee shall, if so provided in the related Prospectus, on the Redemption Date, deduct from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor’s Account. The Depositor may at any time instruct the Series Trustee in writing to distribute to the Depositor amounts previously credited to the Depositor’s Account. Amounts to be credited to the Depositor’s Account with respect to each Deferred Sales Charge Payment are due and payable to the Depositor on the related Deferred Sales Charge Payment Date. If a Series is terminated pursuant to clause (i) or (ii) of Section 7.01(g), the Depositor agrees to reimburse Unitholders for any Deferred Sales Charge Payments collected by the Depositor to which it is not entitled. A deferred sales charge may include the distribution fee as provided in the applicable Prospectus.

If any Deferred Sales Charge Payment Date is not a Business Day, that Deferred Sales Charge Payment Date shall be deemed to be the next Business Day. The term “Deferred Sales Charge Payment” shall mean a fraction of the total maximum deferred sales charge specified in the Prospectus, the numerator of which is one and the denominator of which is equal to the total number of Deferred Sales Charge Payment Dates.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.15 shall be secured by a lien on the related Series in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Series Trustee under the provisions of Section 7.04 herein.

To the extent of such lien, the Series Trustee shall hold the assets of the Series for the benefit of the Depositor, provided that the Series Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Series without regard to such lien.

Section 3.16          Creation and Development Fee.  If the Prospectus related to a Series specifies a creation and development fee (the “Creation and Development Fee”), the Series Trustee shall, on such date or dates set forth in the Prospectus for a Series withdraw from the Capital Account an amount equal to either the accrued and unpaid creation and development fee as of such date (for Series in which the applicable Prospectus provides that the creation and development accrue on a daily basis) or the entire creation and development fee (for Series in which the applicable Prospectus provides that the creation and development fee be assessed at the conclusion of the initial offering period, as certified by the Depositor to the Series Trustee) and credit such amount to a special non-Series account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the “Creation and Development Account”). For Series in which the applicable Prospectus provides for daily accrual of the creation and development fee, the creation and development fee will accrue on a daily basis in the amount as set forth in such Prospectus for the Series. For Series in which the applicable Prospectus provides that the entire creation and development fee will be assessed at the conclusion of the initial offering period, the reimbursement provided for in this section shall be for the account of Unitholders of record at the conclusion of the initial offering period and shall have no effect on the Unit Value prior to such date. If the balance in the Capital Account is insufficient to make any such withdrawal, the Series Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Capital Account, or sell Securities and/or terminate Derivative Transactions, if any, and credit the proceeds thereof to such special Creation and Development Fee Account to the extent payable pursuant to this Section 3.16, provided, however, that the aggregate amount which the Series Trustee shall be required to advance at any time for the payment of deferred sales charge and creation and development fee shall not exceed $15,000. If the Series is terminated pursuant to Section 7.01(f), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Series Trustee pursuant to this Section shall be secured by a lien on the assets of the Series prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not be paid any amount of Creation and Development Fee which exceeds the maximum amount per Unit stated in the Prospectus. For Series in which the applicable Prospectus provides for daily accrual of the creation and development fee, the Depositor shall notify the Series Trustee, not later than ten Business Days prior to the date on which the Depositor anticipates that the maximum amount of the creation and development fee the Depositor may receive has been accrued and shall also notify the Series Trustee as of the date when the maximum amount of the creation and development fee has been accrued. The Series Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Series and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.16 shall be secured by a lien on the assets of the related Series in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Series Trustee under the provisions of Section 7.04 herein. To the extent of such lien, the Series Trustee shall hold the assets of the Series for the benefit of the Depositor, provided that the Series Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Series without regard to such lien.

Section 3.17          Claims for exemption from, or refund of, withheld foreign taxes.  Solely with respect to any Series with respect to which the accountants engaged for the Series have advised the Series Trustee that a refund or exemption with respect to withheld foreign (non-United States) taxes may be claimed on the basis of the domicile of the Series being determined by the law governing the Standard Terms or the place of business of the Series Trustee, the Series Trustee shall, to the extent that the Series Trustee may reasonably obtain the information required to be submitted within an appropriate time, file claims for exemptions or refunds with respect to such taxes. The Series Trustee shall not, and shall have no duty to, file claims for exemptions or refunds with respect to other foreign taxes, including, for avoidance of doubt, any claim based on the domicile of the registered or beneficial owner of Trust Units. The Bank of New York Mellon, or an affiliate, may provide services in connection with a filing for refund or exemption and may receive compensation for such services without reduction of the compensation payable to the Series Trustee for its services as such. The Series Trustee shall use reasonable efforts to reclaim or recoup any amounts of non-U.S. tax paid by the Trust or withheld from income received by the Series to which the Series may be entitled as a refund.

Section 3.18          [Reserved.]

Section 3.19          [Reserved.]

Section 3.20          Tax Reporting for Grantor Trusts.

(a)             With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Depositor, based on determinations made by the Portfolio Consultant, and the Series Trustee agree that the Series meets the requirements of Treas. Reg. Section 1.671-5(f)(1)(i), and the Depositor is authorized:

(i)             to report in accordance with any of the safe harbor methods described in Treas. Reg. Section 1.671-5(f);

(ii)            to report sales proceeds, whenever permitted, as provided in Treas. Reg. Section 1.671-5(f)(1)(iv)(B);

(iii)           to report proceeds of sales and dispositions described in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(4)(ii) as provided in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(4)(i); and

(iv)           to use the measuring date, as defined in Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1), in lieu of the start-up date, wherever permitted.

For purposes of Treas. Reg. Section 1.671-5(f)(1)(iv)(A)(2), the date of the last deposit under 2.01(b) prior to the expiration of the initial offering period, as certified to the Series Trustee by the Depositor, based on determinations made by the Portfolio Consultant, shall be considered the ‘start-up date’ of the Series.

Section 3.21          License Fees.  If so provided in the Prospectus, the Depositor may enter into a Licensing Agreement (the “Licensing Agreement”) with a licensor (the “Licensor”) described in the Prospectus in which the Series(s), as consideration for the licenses granted by the Licensor for the right to use its trademarks and trade names, intellectual property rights or for the use of databases and research owned by the Licensor, will pay a fee set forth in the Licensing Agreement to (i) the applicable Licensor or (ii) the Depositor to reimburse the Depositor for payment of the expenses. The Licensing Fee shall be calculated and paid as set forth in the Prospectus or the related Series Trust Agreement.

Section 3.22           Portfolio Consulting Fees. If so provided in the Prospectus, the Depositor may enter into a Portfolio Consulting Agreement with the Portfolio Consultant, which may or may not be an affiliate of the Depositor, pursuant to which a Series may, as consideration for portfolio analytical services, including services related to the composition and structuring of Derivative Transactions, will pay a fee to (i) the applicable Portfolio Consultant or (ii) the Depositor to reimburse the Depositor for the payment of such expenses. The Portfolio Consulting Fee shall be calculated and paid as set forth in the Prospectus of the relevant Series Trust Agreement. The Portfolio Consultant may employ certain advisors, agents, or other 3rd party entities to aid in the performance of certain of its services and duties, and may pay certain fees to such advisors, agents, or other 3rd party entities, provided that the Portfolio Consultant shall remain the responsible party for all portfolio consulting services to be rendered.

Section 3.23          Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Selection of Derivative Counterparty; Foreign Currency Exchange.  (a) In acquiring or disposing of Securities or entering into Derivative Transactions, including without limitation additional Securities or Derivative Transactions, the Depositor, based on determinations made by the Portfolio Consultant, shall direct transactions to such brokers or dealers as the Depositor selects in accordance with applicable law and regulations. The Depositor or an affiliate of the Depositor or of the Trustee or an affiliate of the Portfolio Consultant may act as broker or dealer. If the Depositor or any affiliate of the Portfolio Consultant acts as broker or dealer, it shall be entitled to compensation in accordance with applicable law and regulations. Any affiliate of the Series Trustee acting as broker shall receive such compensation as may be agreed upon with the Depositor, without reduction of the compensation payable to the Series Trustee for its services as such. In entering into a Derivative Transaction, the Depositor, based on determinations made by the Portfolio Consultant, shall select the Derivative Counterparty.

(b)           When selling Securities which customarily trade in a foreign currency for the account of the Series, the Depositor shall either enter into sale transactions which settle in U.S. dollars or, concurrently with the contract of the sale for the Security, enter into a foreign exchange contract for the conversion of the foreign currency received on the sale to U.S. dollars (the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security) such that the sale proceeds are delivered to the Trustee in U.S. dollars. Unless the Depositor, based on determinations made by the Portfolio Consultant, shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof, the Series Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor, based on determinations made by the Portfolio Consultant. The Series Trustee shall have no liability for any loss or depreciation resulting from any foreign exchange transaction made by the Depositor or pursuant to the Depositor’s instruction in connection with the Standard Terms. Any foreign exchange transaction effected by the Series Trustee in connection with the Standard Terms may be entered into with the Series Trustee or an affiliate of the Series Trustee acting as principal or otherwise through customary banking channels, upon such terms, and for such compensation, as the Depositor, based on determinations made by the Portfolio Consultant, and the Series Trustee or its affiliate may agree upon. Any compensation paid to the Series Trustee or its affiliate for such services shall not reduce the compensation payable to the Series Trustee for its services as such. The Depositor, based on determinations made by the Portfolio Consultant, may issue a standing instruction with respect to foreign exchange transactions; however, the foreign exchange counterparty, which may be an affiliate of the Series Trustee, or its affiliate, will establish terms of trading in connection with any standing instruction facility. The Series shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

Section 3.24          Authorization of the Series Trustee to Transact pursuant to the Depositor’s Instruction with respect to Traded Equity Securities.  Whenever in the Standard Terms it is provided that the Depositor may or shall purchase, reinvest in, sell, dispose of or otherwise transact in securities or other property (including, without limitation, Securities) on behalf of the Series or, as provided in Section 6.04, the Distribution Agent, solely to the extent the transaction relates to Traded Equity Securities, the Depositor, based on determinations made by the Portfolio Consultant, may instruct the Series Trustee to purchase or sell the applicable Traded Equity Securities. Instructions directing the Trustee to purchase or sell Traded Equity Securities shall be in writing and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range, date to be purchased or sold, and broker selected by the Depositor, based on determinations made by the Portfolio Consultant, (which may be the Depositor, an affiliate of the Portfolio Consultant or an affiliate of the Series Trustee) to execute the transaction. The Depositor or an affiliate of the Portfolio Consultant may act as broker or agent to execute purchases in accordance with such instructions, and the Depositor or an affiliate of the Portfolio Consultant shall be entitled to compensation therefor in accordance with applicable law and regulations. The Series Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor’s instructions, including, without limitation, loss or reason resulting from the action or inaction of any broker selected by the Depositor, except by reason of its own gross negligence, bad faith, willful misconduct or reckless disregard.

ARTICLE IV

Supervisor

Section 4.01           Liability of Supervisor.  The Supervisor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Standard Terms or for errors in judgment, but shall be liable only for its own gross negligence, bad faith, willful misconduct or reckless disregard in the performance of its duties. The Supervisor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Series Trustee, counsel or any other persons pursuant to the Standard Terms and in furtherance of its duties.  The Supervisor shall be an agent of the Trust with respect to the Series pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Statute with the authority, obligations and duties set forth herein.  To the fullest extent permitted by law, the Supervisor shall not have any duty (including any fiduciary duty) or obligation except as expressly provided by the terms of this Standard Terms and no implied duties (including fiduciary duties) or obligations shall be read into this Standard Terms against the Supervisor.

Section 4.02          Resignation and Removal of Supervisor; Successor.  (a) The Supervisor may resign and be discharged hereunder, by executing an instrument in writing resigning as Supervisor and filing the same with the Depositor and the Series Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.02(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor or, if no Depositor is acting, the Trustee, shall use its best efforts to appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor or, if the appointment is made by the Series Trustee, the Series Trustee. Such appointment shall be made by written instrument executed by the Depositor or the Series Trustee, as applicable, one copy of which shall be delivered to the resigning Supervisor and one copy to the successor supervisor. The Depositor, jointly and severally with the Portfolio Consultant, or, if no Depositor is acting, the Series Trustee, may remove the Supervisor at any time upon 30 days’ written notice and appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor and the Portfolio Consultant or, if the removal and appointment is made by the Series Trustee, the Series Trustee. Such appointment shall be made by written instrument executed by the Depositor or the Series Trustee, as applicable, in duplicate, one copy of which shall be delivered to the Supervisor so removed and one copy to the successor supervisor. Notice of such resignation or removal and appointment of a successor supervisor shall be mailed by the Series Trustee to each Unitholder then of record.

(b)           Any successor supervisor appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Series Trustee an instrument accepting such appointment hereunder, and such successor supervisor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Supervisor herein and shall be bound by all the terms and conditions of the Standard Terms.

(c)           In case at any time the Supervisor shall resign and no successor supervisor shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Series Trustee, the Portfolio Consultant shall act as Supervisor and will and does hereby consent to and accede to such position, or if no Portfolio Consultant is acting, the Supervisor may forthwith apply to a court of competent jurisdiction for the appointment of a successor supervisor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor supervisor.

(d)           Any entity into which the Supervisor hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Supervisor hereunder shall be a party, shall be the successor supervisor under the Standard Terms without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Supervisor may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e)           Any resignation or removal of the Supervisor and appointment of a successor supervisor pursuant to this Section shall become effective upon acceptance of appointment by the successor supervisor as provided in subsection (b) hereof.

(f)           The Series Trustee shall have no responsibility for, or liability in respect of, any appointment or removal made by the Depositor, or for the rate of compensation determined by the Depositor, provided, however, that the Series Trustee may require, and shall be authorized conclusively to rely upon, a certificate of the Depositor that the rate of compensation to be paid is permissible under applicable laws and regulations.

(g)           The Supervisor may employ one or more sub-Supervisors to assist in the performing the service set forth hereunder or in a relevant Series Trust Agreement and shall not be answerable for the default of any such sub-Supervisors if such sub-Supervisors shall have been selected with reasonable care, provided, however, that the Supervisor will indemnify and hold the Series harmless from and against any loss occurring as a result of a sub-Supervisor’s gross negligence, bad faith, willful misconduct or reckless disregard in performing supervisory duties.

ARTICLE V

Evaluation of Securities; Evaluator

Section 5.01          Evaluation of Securities.  (a) The Evaluator shall determine and shall promptly furnish to the Series Trustee and the Depositor the value (positive or negative) of the assets of the Series (the determination of such value or amount of liability being hereafter referred to as the “Evaluation”) as of the Evaluation Time, stating separately the Evaluation of assets and liabilities of the Income, Capital and any Collateral Accounts, if any, (i) on each Business Day during the period which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Evaluation is to be made pursuant to Section 6.01 or which is requested by the Depositor or the Trustee. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee, and to the Depositor upon request, the Evaluation of each issue of Securities and each Derivative Transaction.   The Evaluator shall be an agent of the Trust with respect to the Series pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Statute with the authority, obligations and duties set forth herein.  To the fullest extent permitted by law, the Evaluator shall not have any duty (including any fiduciary duty) or obligation except as expressly provided by the terms of this Standard Terms and no implied duties (including fiduciary duties) or obligations shall be read into this Standard Terms against the Evaluator.

Section 5.02

The Evaluator’s determination of the value of each of the Securities and Derivative Transactions on the Initial Date of Deposit shall be included in the related Series Trust Agreement.

(a)           The Evaluation of Securities and Derivative Transactions shall be determined in the following manner, provided that the Evaluator may deem such price inappropriate as a basis for Evaluation and determine fair value as described under “Any Security for which the Evaluator cannot obtain a value as prescribed above or if determined as prescribed above, for which the Evaluator deems such price inappropriate as a basis for Evaluation”:

Traded Equity Securities:

(i)             if the Securities are Traded Equity Securities listed on the New York Stock Exchange or the NASDAQ National Market System, the Evaluator shall make such valuation based on the official closing price (or in the case of NASDAQ NMS, the NASDAQ official closing price) on the Evaluation Time on the related exchange, which is the principal market therefor,

(ii)            if the Securities are Traded Equity Securities listed on a non-U.S. exchange, the Evaluator shall make such valuation based on the last official closing price on or prior to the Evaluation Time;

(iii)           if there is no available official closing price, the Evaluator shall make such valuation based on at the last available bid prices of the Securities.

Domestic and Foreign Fixed Income Securities and Traded Equity Securities for which the Evaluator cannot obtain a value as prescribed in the “Traded Equity Securities” section above:

The Evaluator shall make its valuation for the above Securities based on the following methods (or any combination thereof) as the Evaluator deems appropriate:

(i)             on the basis of bid prices obtained from brokers and dealers for such Securities;

(ii)            on the basis of bid prices obtained from independent pricing services for such Securities, based on either information provided by market makers or estimates of market values obtained from yield data relating to securities with similar characteristics; and/or

(iii)           on the basis of bid prices obtained from brokers and dealers for comparable securities, provided however, short-term investments having a maturity of 60 days or less are generally valued at amortized cost; however, securities with a demand feature exercisable by the seller within seven days are generally valued at par.

Any Security for which the Evaluator cannot obtain a value as prescribed above or if determined as prescribed above, for which the Evaluator deems such price inappropriate as a basis for Evaluation:

Securities are valued at fair value as determined in good faith by the Evaluator. These fair value prices generally are calculated based upon where similar securities are trading in the market and may be priced based upon a pricing model and documentation pertaining to the Securities.

If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Securities or will be stated in U.S. dollars based on current ask side value of any relevant currency exchange rate.

Derivative Transactions:

The Evaluator will determine the value of Derivative Transactions in the manner described in the related Trust Agreement or the Prospectus for a Series.

Offering Period Evaluations:

Notwithstanding the forgoing, during the initial offering period of Units, the valuation of (i) Securities shall be made in the manner described above on the basis of current ask prices and the ask side value of any relevant currency exchange rate expressed in U.S. dollars, provided that official closing price shall be used to the extent there is an operating market-clearing mechanism and the relevant time of determination is the Evaluation Time, (ii) when the Series is “long” a relevant Derivative Transaction, the basis of current ask prices and the ask side value of any relevant currency exchange rate expressed in U.S. dollars and (iii) when the Series is “short” a relevant Derivative Transaction, the basis of current bid prices and the bid side value of any relevant currency exchange rate expressed in U.S. dollars.

Section 5.03          Information for Unitholders.  For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Trustee and the Series Trustee shall transmit to any Unitholder upon request any determinations made by the Evaluator pursuant to Section 5.01.

Section 5.04          Liability of Evaluator.  The Unitholders and each other party to the Standard Terms may rely on any valuation furnished by the Evaluator and Series Trustee. The determinations made by the Evaluator and Series Trustee hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator and Series Trustee shall be under no liability to the Unitholders or any other party to the Standard Terms for errors, provided, however, that this provision shall not protect the Evaluator and Series Trustee against any liability to which they would otherwise be subject by reason of gross negligence, bad faith, willful misconduct or reckless disregard in the performance of their duties.

Section 5.05          Resignation and Removal of Evaluator; Successor.  (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Series Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 5.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor or, if no Depositor is acting, the Series Trustee, shall use its best efforts to appoint a successor Evaluator having qualifications and at a rate of compensation satisfactory to the Depositor or, if the appointment is made by the Series Trustee, the Series Trustee.  Such appointment shall be made by written instrument executed by the Depositor or the Series Trustee, as applicable, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor Evaluator. The Depositor, jointly and severally with the Portfolio Consultant, or, if no Depositor is acting, the Series Trustee, may remove the Evaluator at any time upon 30 days’ written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Portfolio Consultant or, if the removal and appointment is made by the Series Trustee, the Series Trustee. Such appointment shall be made by written instrument executed by the Depositor or the Series Trustee, as applicable, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor Evaluator shall be mailed by the Series Trustee to each Unitholder then of record.

(b)           Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Series Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Standard Terms.

(c)           In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Series Trustee, the Portfolio Consultant shall act as Evaluator and will and does hereby consent to and accede to such position, or if no Portfolio Consultant is acting, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

(d)           Any entity into which the Evaluator hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Standard Terms without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e)           Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.

(f)            The Series Trustee shall have no responsibility for, or liability in respect of, any appointment or removal made by the Depositor, or for the rate of compensation determined by the Depositor, provided, however, that the Series Trustee may require, and shall be authorized conclusively to rely upon, a certificate of the Depositor or opinion of counsel satisfactory to the Series Trustee, that the rate of compensation to be paid is permissible under applicable laws and regulations.

Section 5.06           Valuation of Traded Equity Securities for which Official Closing Prices are Available; Foreign Currency Conversions.  Unless the Series Trust Agreement otherwise provides, the Series Trustee shall provide to the Evaluator the official closing price of any Security listed on a national or foreign securities exchange, based on information available to the Series Trustee from a reporting service approved by the Evaluator, which official closing price shall be used for Evaluations made pursuant to Section 5.01 (unless the Evaluator deems such price inappropriate as a basis for Evaluation, including, but not limited to, a determination that current market quotations are not readily available as of the Evaluation Time). None of the Series Trustee, the Evaluator or the Depositor shall be liable for any loss or depreciation resulting from any errors contained in the information received from any such reporting service.

The Evaluator shall instruct the Series Trustee as to the method whereby calculations of U.S. dollar equivalents are to be made for purpose of net asset value computations and otherwise as may be required hereunder. The Series Trustee shall have no liability for any loss or depreciation resulting from any calculation of U.S. dollar equivalent made pursuant to the Evaluator’s instruction.

ARTICLE VI

Trust Evaluation, Redemption, Purchase, Transfer, Interchange or Replacement of Units

Section 6.01          Trust Evaluation. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Series Trustee or requested by the Depositor, the Series Trustee shall: add (i) all moneys on deposit in a Series (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Income and Capital Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.02 and 3.03 hereof and (2) amounts credited to the Reserve Account pursuant to Section 3.04 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and additional Securities for which purchase contracts have been entered into pursuant to 2.01) and Derivative Transactions on deposit in or entered into by such Series (such Evaluation to be made by the Evaluator pursuant to Section 5.01, plus (iii) all other income from the Securities (including accrued interest and dividends receivable on the Securities trading ex-dividend as of the date of such valuation) as of the Evaluation Time on the date of such Evaluation together with all other assets of such Series (for avoidance of doubt, such calculation shall include all moneys, and the Evaluation of all Securities and other assets, held in any Collateral Account containing Trust property). The Evaluator shall notify and the Series Trustee shall include in its computations any unpaid amount scheduled to be paid to or paid by the Series in connection with any termination of a Derivative Transaction. For each such computation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or charges payable out of the respective Series and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Series including but not limited to unpaid fees and expenses of the Series Trustee, the Portfolio Consultant, the Evaluator, the Supervisor, the Depositor, the Licensor and counsel, in each case as reported by the Series Trustee to the Depositor on or prior to the date of computation, (iii) if the Prospectus for a Series provides that the creation and development fee, if any, accrues on a daily basis, amounts representing unpaid accrued creation and development fees, (iv) if the Prospectus for a Series provides that the deferred sales charge, if any, accrues on a daily basis, amounts representing unpaid accrued deferred sales charge, and (v) any amounts identified by the Series Trustee, as of the date of such computation, as held for distribution to Unitholders of record as of an Income or Capital Account Record Date, or for payment of the Redemption Price of Units tendered, prior to such date. Upon the payment of the Series’s organization expenses at the end of the Organization Expense Period, such expenses shall be deducted. The resulting figure is herein called a “Trust Evaluation.” The value of the pro rata share of each Unit of the respective Series determined on the basis of any such evaluation shall be referred to herein as the “Unit Value.” Amounts receivable by the Series in foreign currency shall be reported to the Evaluator who shall itself select a broker for the foreign exchange or instruct the Series Trustee to cause the conversion of the same to U.S. dollars based on current exchange rates, and the Series Trustee shall report such conversion with each Evaluation made pursuant to Section 5.01.

For each day on which the Series Trustee shall make a Series Evaluation it shall also determine Unit Value for such day. Such Unit Value shall be determined by dividing said Series Evaluation by the number of Units outstanding on such day.

The Depositor is authorized to obtain from MFQS a unit investment trust ticker symbol for a Series and to contract with NASDAQ for the dissemination of the Series Evaluation computed by the Series Trustee through the MFQS, provided, however, that no such contract shall affect the Series Trustee’s duties or liabilities without its prior consent. When and as directed by the Depositor, the Series Trustee shall cause the Series Evaluation to be communicated to MFQS for such purpose. The Depositor and Series Trustee shall be reimbursed from the respective Series for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Series Evaluation. Neither the Depositor nor the Series Trustee shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Series Evaluation, and the Depositor and the Series Trustee shall be indemnified by the respective Series and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ. In no event shall the Series Trustee be liable to any person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Series Evaluation through MFQS whether or not the Series Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made.

Section 6.02          Redemptions by Series Trustee; Purchases by Depositor.  (a) Any Unit tendered for redemption accompanied by an appropriate and timely request for redemption in a form approved by the Series Trustee shall be redeemed by the Series Trustee no later than the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein referred to as “Redemption Date”). Subject to the next succeeding paragraph and subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Series Trustee as of the Evaluation Time on the date of tender, multiplied by the number of Units registered in the name of the tendering Unitholder (herein called the “Redemption Price”) that have been duly tendered for redemption. Units received for redemption by the Series Trustee on any day after the Evaluation Time (or such earlier time for the tendering of Units for redemptions as may be specified in the Series Trust Agreement or Prospectus) will be held by the Series Trustee until the next Business Day and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day. Units will be deemed to be “tendered” to the Series Trustee when the Series Trustee is in receipt of the Units and the properly completed request for redemption.

(b)           For a Series for which In-Kind Distribution is specified to be available in the Prospectus of the Series, and subject to the restrictions set forth in the Prospectus of the Series, Unitholders of a Series who redeem that minimum number of Units of a Series set forth in the Series Trust Agreement for such Series may request a distribution in-kind (an “In-Kind Distribution”) of (i) such Unitholder’s pro rata portion of each of the Securities listed on a United States securities exchange or primarily traded in a United States securities market or trading system in such Series, in whole shares, and (ii) cash equal to such Unitholder’s pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net sale proceeds of Securities representing any fractional shares included in such Unitholder’s pro rata share of the Securities and of Securities that are not listed on a United States securities exchange or primarily traded in a United States securities market or trading system; (y) with respect to a Derivative Transaction, a cash amount equal to the pro-rata portion of Derivative Transactions allocable to the redeemed Units as provided in Section 6.02(f) below; and (z) such other cash as may properly be included in such Unitholder’s pro rata share of the sum of the cash balances of the Income and Capital Accounts in an amount equal to the Unit Value determined on the basis of a Series Evaluation made in accordance with Section 6.01 determined by the Series Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) and (y) of this Section. To the extent possible, distributions of Securities pursuant to an In-Kind Distribution shall be made by the Series Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder’s bank or broker-dealer at The Depository Trust Company. Any In-Kind Distribution will be reduced by customary transfer and registration charges.

Notwithstanding anything to the contrary herein, no Unitholder of a Grantor Series may elect to have Units redeemed through an In-Kind Distribution within thirty (30) days of the termination of such Series. Furthermore, In-Kind Distribution may be suspended at the discretion of the Depositor upon sixty days’ written notice to a Series’s Unitholders.

(c)           The Series Trustee shall when so directed by the Depositor, based on determinations made by the Portfolio Consultant, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price therefor for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which disposal by such Series of any Securities or Derivative Transactions is not reasonably practicable or it is not reasonably practicable to fairly determine the value of any Securities or Derivative Transactions in accordance herewith or certain events, including market disruption events, as determined in the Prospectus for the Trust, shall have occurred; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

(d)           Not later than the Series Trustee’s close of business on the day of tender of a Unit for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor and the Portfolio Consultant of such tender. The Depositor shall have the right to purchase such Unit by notifying the Series Trustee of its election to make such purchase by the Series Trustee’s close of business the day on which such Unit was tendered for redemption. Such purchase shall be made by payment for such Unit by the Depositor to the Unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Series Trustee to such Unitholder.

Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Series Trustee for redemption at the unit investment trust division office of the Series Trustee in the manner provided in the first paragraph of this Section 6.02(a).

If the Depositor does not elect to purchase any Units of a Series tendered to the Series Trustee for redemption, or if Units are being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest or dividends shall be withdrawn from the Income Account of such Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Capital Account and the Income Account of such Series to the extent that funds are available for such purpose.

Subject to paragraph (g) of this Section, the Depositor shall sell such of the Securities held in such Series and terminate Derivative Transactions of such Series, currently designated for such purposes by the Portfolio Consultant, as the Depositor, based on determinations made by the Portfolio Consultant, in its sole discretion shall deem necessary. The Series Trustee is authorized, but shall have no obligation, to advance funds to the Series for the payment of the Redemption Price and to reimburse itself the amount of such advance from the proceeds of Securities sold or Derivative Transactions terminated or when sufficient funds are next available in the Capital Account as described in paragraph (g). In the event that funds are withdrawn from such Capital Account for payment of accrued income, such Capital Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in such Income Account.

(e)           The Portfolio Consultant, shall designate the Securities held in each Series to be sold and/or the relevant quantity of the Derivative Transactions of the Series to be terminated for the purpose of redemption of Units tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, provided that if the Portfolio Consultant shall for any reason fail to designate Securities and/or Derivative Transactions for such purpose the Depositor, in its sole discretion, may designate Securities and/or Derivative Transactions for such purposes. The net proceeds of any sales of Securities representing principal shall be credited to the Capital Account of a Series and the proceeds of such sales representing accrued interest shall be credited to the Income Account of a Series.

(f)           In the case of a Derivatives Series, the Depositor and the Portfolio Consultant shall take action to terminate a pro-rata portion of Derivative Transactions allocable to the redeemed Units identified above within a time consistent with the liquidation of the related Securities. Unitholders will not receive any type of “in-kind” distribution of Derivative Transactions. To the extent there are payments due the Series under the Derivative Agreement, the Depositor shall cause the proceeds thereof to be credited to the Capital Account as provided in the related Trust Agreement. To the extent there are payments due the Derivative Counterparty under the Derivative Agreement, pursuant to a written instruction from the Depositor, based on determinations made by the Portfolio Consultant, the Series Trustee shall pay out of the Capital Account any amounts owed to a Derivative Counterparty as provided in the related Series Trust Agreement. Any release of the Series’s collateral from the Collateral Account, if any, in connection with the termination of Derivative Transactions, shall at the Depositor’s written instructions, be credited to the Capital Account of a Trust.

(g)           With respect to any Series which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), for the purpose of funding the Capital Account for payment of the Redemption Price with respect to each tender of a Unit or Units for redemption, the Depositor, based on determinations made by the Portfolio Consultant, shall endeavor to sell the pro rata amount of each Security and terminate the pro rata portion of each Derivative Transaction allocable to the tendered Units, as determined by the Series Trustee, as soon as reasonably practicable following such tender. In determining such pro rata amount, the Series Trustee may apply the calendar month aggregation method provided in Treas. Reg. Section 1.671-5(c)(2)(iv)(G)(3)(i). If the proceeds of such pro rata sales are insufficient, (i) the Depositor, based on determinations made by the Portfolio Consultant, may sell additional Securities and terminate additional Derivative Transactions in amounts which are reasonably pro rata as determined by the Series Trustee or (ii) the Series Trustee may advance funds required to pay the Redemption Price, provided that the Series Trustee shall have no obligation to advance funds if the unreimbursed amount advanced to the Series for this purpose then equals at least $15,000. When determined by the Depositor, based on determinations made by the Portfolio Consultant, or the Series Trustee, but in all events as promptly as reasonably practicable whenever the unreimbursed amount advanced by the Series Trustee equals or exceeds $15,000, the Depositor, based on determinations made by the Portfolio Consultant, shall sell additional Securities and terminate additional Derivative Transactions in the manner provided in clause (i) of the preceding sentence and from the proceeds the Trustee shall reimburse itself the amount of the advance, provided that the Series Trustee’s right to reimbursement shall not be affected by any delay in sale or reimbursement. The Series Trustee’s right to reimbursement shall be secured by a lien on the assets of the Series  prior to the interest of the Unitholders. The net proceeds of any sale of Securities representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unitholders as otherwise provided in the Standard Terms. The balance of such net proceeds shall be credited to the Capital Account. The Depositor, based on determinations made by the Portfolio Consultant, shall use its reasonable efforts to conduct pro rata sales of Securities and terminations of Derivative Transactions qualifying for exception from tax reporting as described in Treas. Reg. Section 1.671-5(c)(2)(iv)(G) and, during the final calendar year of the Series, qualifying for the exception from tax reporting described in Treas. Reg. Section 1.671-5(c)(2)(iv)(F). Notwithstanding the foregoing, neither the Series Trustee nor the Depositor nor the Portfolio Consultant shall be liable to any person in the event sales proceeds for any calendar year exceed the general de minimis test of Treas. Reg. Section 1.671-5(c)(2)(iv)(D)(1) (whether or not due to a failure to sell Securities or terminate Derivative Transactions pro rata) or otherwise require reporting under Treas. Reg. Section 1.671-5.

(h)           None of the Series Trustee, Portfolio Consultant or Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities or termination of Derivative Transactions made pursuant to this Section 6.02.

Section 6.03          Transfer or Interchange of Units.  Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Series Trustee, and no Unitholder shall be entitled to the issuance of a certificate evidencing the Units owned by such Unitholder. The only permitted registered holders of Units shall be The Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in The Depository Trust Company and Units may only be transferred in accordance with procedures of The Depository Trust Company and its participants.

With respect to Units registered in the name of The Depository Trust Company (or its nominee, Cede & Co.), (a) the Series Trustee and the Depositor may treat The Depository Trust Company as the absolute owner of such Units for all purposes whatsoever, including, without limitation, the payment of distributions and the giving of reports and notices of redemption, tender and other matters with respect to such Units and (b) the Series Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of beneficial ownership of such Units maintained by The Depository Trust Company (or any participant in The Depository Trust Company), (ii) the delivery to any beneficial owner of such Units (other than The Depository Trust Company) of any report or any notice of redemption, tender or any other matter related to such Units, (iii) the payment or distribution to any beneficial owner of such Units (other than The Depository Trust Company) of any amount payable or other property distributable with respect to such Units, (iv) the failure of The Depository Trust Company (or any participant in The Depository Trust Company) to effect any transfer of Units, or (v) any other act or omission of The Depository Trust Company (or any participant in The Depository Trust Company).

A sum sufficient to pay any tax or other governmental charge that may be imposed on the Trustee in connection with any such transfer or interchange of Units shall be paid by the Unitholder to the Trustee.

Section 6.04          Rollover of Units.  (a) If the Series Trust Agreement for a Series specifies that this Section 6.04 shall apply and if Depositor shall offer a subsequent series of a Trust (the “New Series”), the Series Trustee shall, if so directed and at the time specified by the Depositor, send a form of election to Unitholders (which may be included in the notice sent to Unitholders specified in Section 9.02) whereby Unitholders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Units redeemed through an In-Kind Distribution in the manner provided in Section 6.02, the Securities and Derivative Transactions included in the In-Kind Distribution sold or terminated, and the cash proceeds applied by the Distribution Agent to purchase Units of the New Series, all as hereinafter provided. The Series Trustee shall honor properly completed election forms returned to the Series Trustee, accompanied by a properly completed redemption request with respect to Units, by its close of business five days prior to the Special Redemption Date.

All Units so tendered by a Unitholder (a “Rollover Unitholder”) shall be redeemed and canceled on the Special Redemption Date. Subject to payment by such Rollover Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made through an In-Kind Distribution pursuant to Section 6.02 by distribution of cash and/or Securities to the Distribution Agent on the Special Redemption Date (herein called the “Rollover Distribution”). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the Special Redemption Date.

All Securities and Derivative Transactions included in a Unitholder’s Rollover Distribution shall be sold or terminated by the Depositor on behalf of the Distribution Agent on the Special Redemption Date specified in the Prospectus, and the Depositor may act as broker or agent in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable securities laws and regulations. The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

Upon each trade date for sales of Securities included in the Rollover Unitholder’s Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unitholder, enter into a contract with the Depositor to purchase from the Depositor Units of the New Series (if any), at the public offering price for such Units on the Special Redemption Date. Such contract shall provide for purchase of the maximum number of Units of the New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unitholder on such day (including therein the proceeds anticipated to be received in respect of Trust Assets traded or terminated on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unitholder’s Rollover Distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unitholder as of the settlement date for the purchase of Units of the New Series to purchase the maximum number of Units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unitholder’s Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of the New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unitholder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unitholder by check mailed to the address of such Unitholder on the registration books of the Series Trustee. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

(b)           Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer a New Series in the future, and if so, this Section 6.04 shall be inoperative.

(c)           The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive reimbursement from the Series for any and all expenses and disbursements to the same extent as the Series Trustee is permitted reimbursement hereunder.

ARTICLE VII

Trustee

Section 7.01          General Definition of Trustee’s Liabilities, Rights and Duties.   The Series Trustee agrees to perform its duties under this Standard Terms in good faith but only upon the express terms of this Standard Terms. To the fullest extent permitted by law, neither the Series Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, any Series or any Unitholder, which implied duties and liabilities are hereby eliminated.  Every provision of this Standard Terms relating to the conduct or affecting the liability of or affording protection to the Series Trustee shall be subject to the provisions of this Article. To the extent the Series Trustee shall take any action at the direction of the Depositor that the Depositor may deem necessary to protect each Series and the rights and interests of the Unitholders thereof pursuant to the terms of this Standard Terms, the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Series Trustee from the Income and Capital Accounts of such Series and the payment of such costs and expenses shall be secured by a prior lien on the assets of the Series.  The Series Trustee shall not be personally liable to any Person under any circumstances in connection with any of the transactions contemplated by this Agreement, except that such limitation shall not relieve the Series Trustee of any personal liability it may have to the Trust or the holders of the Units for the Series Trustee's own bad faith, willful misconduct or gross negligence in the performance of its express duties under this Standard Terms.

In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Series Trustee as otherwise set forth the liabilities of the Series Trustee are further defined as follows:

(a)           all moneys deposited with or received by the Series Trustee on behalf of a Series hereunder shall be held by it without interest in trust as part of such Series or the Reserve Account of such Series until required to be disbursed in accordance with the provisions of this Standard Terms and such moneys will be segregated by separate recordation on the trust ledger of the Series Trustee and Series Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the 1940 Act;

(b)           the Series Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities or certificates or the termination of Derivative Transactions pursuant to this Standard Terms, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Standard Terms, or otherwise, except by reason of its own gross negligence, bad faith or, willful misconduct, provided that the Series Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Series Trustee may construe any of the provisions of this Standard Terms, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Series Trustee in good faith shall be binding upon the parties hereto and the Unitholders. The Series Trustee shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Unitholder or the Depositor or any other Person, other than as expressly provided for herein;

(c)           the Series Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Standard Terms or for the due execution hereof by the Depositor, the Evaluator, the Portfolio Consultant or the Supervisor, or for the form, character, genuineness, sufficiency, value or validity of any Letter of Credit or any Securities or Derivative Transaction or for or in respect of the validity or sufficiency of the Units, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Unitholder or the Depositor, the Evaluator, the Portfolio Consultant or the Supervisor, other than as expressly provided for herein. The Series Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Consultant, the Evaluator or the Supervisor;

(d)           the Series Trustee is authorized to undertake such action as the Depositor  may deem necessary at any and all times to protect the Series and the rights and interests of the Unitholders pursuant to the terms of the Standard Terms, provided, however, that the Series Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless, as often as required by the Series Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Series Trustee from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Series;

(e)           (I)            subject to the provisions of subparagraph (II) of this paragraph, the Series Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors and the Series Trustee shall not be liable for the conduct or misconduct of any of the foregoing if they shall have been selected by the Series Trustee in good faith. The Series Trustee shall be fully protected in respect of any action under this Standard Terms taken or suffered in good faith by the Series Trustee in accordance with the opinion or advice of counsel, which may be counsel to the Depositor acceptable to the Series Trustee, or accountants or other skilled persons;. The fees and expenses charged by such agents, sub-custodians (including an eligible foreign custodian employed pursuant to subparagraph II of this paragraph (e)), attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in Section 7.04 hereof;

(II)           At the direction of the Depositor, the Series Trustee will place and maintain in the care of an eligible foreign custodian the Series’s foreign securities, cash and cash equivalents in amounts the Depositor determines are reasonably necessary to effect the Series’s foreign securities transactions with an entity in compliance with applicable law. Such entity may be an affiliate or subsidiary of the Series Trustee or any other entity in which the Series Trustee may have an ownership interest. The Depositor will not deposit any foreign security unless the Depositor, based on determinations made by the Portfolio Consultant, has first consulted the Series Trustee to determine that it has a relationship with an eligible foreign custodian, and the Depositor, based on determinations made by the Portfolio Consultant, and Series Trustee have determined that the custody of such security may be maintained by such eligible foreign custodian on terms and conditions acceptable to the Series Trustee in the principal market for such security.

(f)            If at any time the Depositor shall resign or fail to undertake or perform any of the duties which by the terms of this Standard Terms are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Portfolio Consultant may, consistent with applicable law: (1) appoint a successor depositor, including a successor depositor who may be an affiliate of the Portfolio Consultant, who shall act hereunder in all respects in place of such Depositor which successor shall be satisfactory to the Portfolio Consultant, and which may be compensated at rates deemed by the the Portfolio Consultant to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected Series or, to the extent funds are not available in such Account, from the Capital Account of the affected Trust but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the 1940 Act, or (2) act hereunder in its own discretion without appointing any successor depositor and receive additional compensation at rates determined as provided in clause (1); or (3) terminate and liquidate the affected Series in the manner provided in Section 9.02. Promptly following the appointment of a successor depositor or the Portfolio Consultant’s election under clause (2) above, the Series Trustee shall provide notice to The Depository Trust Company of such resignation or failure of the Depositor to act and of such appointment or election.

(g)           If (i) after the end of the initial offering period the value of any Series as shown by any Series Evaluation hereof shall be less than 40% of the total value of Securities and Derivative Transactions deposited in such Series during the initial offering period (determined as of the termination of the initial offering period), the Series Trustee shall when so directed by the Depositor and the Portfolio Consultant, jointly and severally, dissolve the Series and make a final distribution to Unitholders as provided in Section 9.02, (ii) within ninety days from the time that a Series’s registration statement has become effective under the Securities Act of 1933, as amended, the net worth of such Series declines to less than $100,000 (determined based on the Series Evaluation as of such day, the Depositor shall direct the Series Trustee to dissolve and terminate the Series and make a final distribution to Unitholders as provided in Section 9.02, and the Depositor shall refund, on demand and without deduction, all sales charges to each person who purchased Units of such Series, or (iii) in the event that redemptions by the Depositor or any underwriter of Units of a Series constituting a part of the Units not theretofore sold to the public results in such Series having a net worth of less than 40% of the value of such Series (determined as of the termination of the initial offering period based on the Series Evaluation as of such time), the Depositor and the Portfolio Consultant, jointly and severally, shall direct the Series Trustee to dissolve and terminate the Series and make a final distribution to Unitholders as provided in Section 9.02 and the Depositor shall refund, on demand and without deduction, all sales charges to each person who purchased Units of such Series from the Depositor or from any underwriter or dealer participating in the distribution.

(h)           In no event shall the Series Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or Derivative Transactions or upon their income or proceeds or upon it as Series Trustee hereunder or upon or in respect of any Series which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Series Trustee may sustain or incur with respect to such taxes or charges, the Series Trustee shall be reimbursed and indemnified out of the Income and Capital Accounts of the affected Series, and the payment of such amounts so paid by the Series Trustee shall be secured by a lien on the assets of  such Series prior to the interests of the Unitholders;

(i)            Except as set forth herein or permitted by applicable law, no payment to a Depositor or to any principal underwriter (as defined in the 1940 Act) for any Series or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Series Trustee;

(j)            The Series Trustee except by reason of its own gross negligence, bad faith, willful misconduct shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized by this Standard Terms;

(k)           The Series Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Series, may be a counterparty, service provider or otherwise transact with a Derivative Counterparty and may deal in any manner with the same or with the issuer or a Derivative Counterparty (or an affiliate of the issuer or a Derivative Counterparty) with the rights and powers as if it were not the Series Trustee hereunder;

(l)            The Series may include a letter or letters of credit issued by the Series Trustee in its individual capacity for the account of the Depositor and Securities issued by the Series Trustee, its parent, or affiliates, and the Trustee may otherwise deal with Depositor with the same rights and powers as if it were not the Series Trustee hereunder;

(m)          The Series Trustee, at the direction of the Depositor, is authorized to appoint as co-trustee of any Series a trust company affiliated with the Series Trustee to perform the functions of custodian and receiving and paying agent; and

(n)           Any corporation, partnership or other entity affiliated with The Bank of New York Mellon (an “Affiliated Entity”) may be designated by the Depositor to act as broker or dealer to execute transactions, including the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay to the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions, without reduction of the compensation payable to the Series Trustee for its services as such.

(o)           To the fullest extent permitted by law and notwithstanding anything in this Standard Terms to the contrary, the Series Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits or (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust’s or a Series’s securities or assets.

(p)           The Series Trustee shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(q)          Except for those actions that the Series Trustee is required to take hereunder without written direction, the Series Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder or under any contract to which the Trust is a party that requires written direction in the absence of such written direction as provided hereunder regardless of the consequences of the failure to take such action.  The Series Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Standard Terms or to institute, conduct or defend any litigation under this Standard Terms or in relation to this Standard Terms or to honor the request or direction pursuant to this Standard Terms unless the directing party shall have offered to the Series Trustee reasonable security or indemnity satisfactory to the Series Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

(r)           Each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any holder of a Unit agrees, that the Series Trustee (x) in any capacity has not provided, and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust or any Series, including, but not limited to, income, gift and estate tax issues, insurable interest issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements, (y) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Trust under any contract to which the Trust is a party and shall have no liability in connection therewith and (z) has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Units.

(s)           The Series Trustee shall not have any obligation or duty to supervise or monitor the performance of the Depositor, the Portfolio Consultant, the Evaluator or the Supervisor or any other Person and shall have no liability for the failure of any of the Depositor, the Portfolio Consultant, the Evaluator or the Supervisor to perform its obligations or duties under any contract to which the Trust is party or otherwise.

(t)           The Series Trustee shall have no obligation or duty to monitor the Trust’s obligations and duties under any contract to which it is a party or to ensure its compliance with the terms thereof.  In addition, the Series Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the assets of the Trust or any Series, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Series Trustee or the Trust is a party, except as expressly provided by the terms of this Standard Terms.

(u)           The Trustee shall take such action or refrain from taking such action under this Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance may involve the Trustee in personal liability or is contrary to the terms of this Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law.  In the absence of bad faith, the Trustee shall have no liability for following any such instructions.

(v)           If at any time the Series Trustee determines that it requires or desires guidance regarding the application of any provision of this Standard Terms or any other document, then the Series Trustee may deliver a notice to the Depositor and the Portfolio Consultant requesting written instructions as to the course of action desired by the Depositor and the Portfolio Consultant and such instructions shall constitute full and complete authorization and protection for actions taken by the Series Trustee in reliance thereon.  If the Series Trustee does not receive such instructions within five (5) Business Days after it has delivered to the Depositor and the Portfolio Consultant such notice requesting instructions, or such shorter period of time as may be set forth in such notice, it shall refrain from taking any action with respect to the matters described in such notice without regard to the consequences.  Each instruction delivered by Depositor and the Portfolio Consultant to the Series Trustee shall certify to the Series Trustee that any actions to be taken pursuant to such instruction comply with the terms of this Standard Terms and the Series Trustee may rely on such certification and instruction without inquiry except to the extent it has actual knowledge to the contrary.

Section 7.02           Books, Records and Reports.  General. The Series Trustee shall keep proper books of record and account of all the transactions of each Series under this Standard Terms at its unit investment trust division office including a record of the name and address of, and the Units issued by each Series and held by, every Unitholder (which, for avoidance of doubt, shall be solely The Depository Trust Company or its nominee), and such books and records of each Series shall be open to inspection by any Unitholder of such Series at all reasonable times during the usual business hours.

(a)           Audit of Trust Accounts.  Unless the Depositor, based on determinations made by the Portfolio Consultant, determines that such an audit is not required, the account of each Series shall be audited not less than annually by independent public accountants designated from time to time by the Depositor, based on determinations made by the Portfolio Consultant, and reports of such accountants shall be furnished by the Series Trustee, upon request, to Unitholders.

(b)           Costs of Updating of Registration Statement.  If provided for in the Prospectus for a Series, the Series Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Series’s registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Series Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Series Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor, based on determinations made by the Portfolio Consultant, shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Series expenses. The amount paid by the Series pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unitholders. The Depositor, based on determinations made by the Portfolio Consultant, shall assure that the Prospectus for the Series contains such disclosure as shall be necessary to permit payment by the Series of the expenses contemplated by this paragraph under applicable laws and regulations. The provisions of this paragraph shall not limit the authority of the Series Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Series as provided herein.

Section 7.03          Standard Terms and List of Securities on File.  The Series Trustee shall keep a certified copy or duplicate original of this Standard Terms on file at its unit investment trust division office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Securities in each Series and the Derivative Transactions of each Series.

Section 7.04          Compensation.  For services performed under this Standard Terms the Series Trustee shall be paid an annual fee in the amount per Unit set forth in the Series Trust Agreement, which fee shall accrue daily and be computed based on the number of Units outstanding as of January 1 of such year except for a Series during the year or years in which an initial offering period occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month until the end of the initial offering period, at which time the fee shall be computed based upon the number of Units outstanding as of the end of the initial offering period until the following January 1. The Series Trustee may from time to time adjust its compensation as set forth above provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged in installments by the Series Trustee against the Income and Capital Accounts of each Series at the times specified in Section 3.06; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Series Trustee pursuant to this Standard Terms. The Series Trustee shall also charge the Income and Capital Accounts of each Series for any and all expenses and disbursements incurred hereunder, including license fees, if any, portfolio consulting fees, if any, legal, tax accounting and reporting and auditing expenses, including, but not limited to, the fees and expenses of attorneys, accountants and other advisors engaged by the Series Trustee, expenses incurred in connection with any communications disseminated by The Depository Trust Company, and for any extraordinary services performed by the Series Trustee hereunder relating to such Series. Such expenses may include an amount payable to the Series Trustee reflecting the cost to the Series Trustee of advancing funds, such amount to be computed on the average balance of advances made to the Series during the year and current short-term interest rates. For the avoidance of doubt, the ordinary, normal and recurring services performed by the Trustee and compensated pursuant to this paragraph do not include services as broker or dealer in connection with the execution of the purchase and sale of securities, services in connection with foreign exchange transactions or services as local custodian with respect to assets held in custody outside the United States. In the event the Series Trustee or any affiliate of the Series Trustee performs services which are in addition to the Series Trustee’s ordinary, normal and recurring services (including, without limitation, the services specified in the preceding sentence), the Series Trustee or such affiliate may receive compensation for such services as agreed upon with Depositor (if engaged by the Depositor), based on determinations made by the Portfolio Consultant, or otherwise at standard rates, commissions, markups or concessions, without reduction of the compensation the Trustee is entitled to pursuant to this paragraph.

The Series Trustee shall be indemnified ratably by the affected Series and held harmless against any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Series, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Income and Capital Accounts of the affected Series shall be insufficient to provide for amounts payable pursuant to this Section 7.04, the Series Trustee shall have the power to (i) sell Securities or terminate Derivative Transactions of the affected Series from the Securities or Derivative Transactions designated to be sold or terminated pursuant to Section 6.02 hereof, or (ii) if no such Securities or Derivative Transactions have been so designated, such Securities or Derivative Transactions of the affected Series as the Series Trustee may see fit to sell or terminate in its own discretion, and to apply the proceeds of any such sale or termination in payment of the amounts payable pursuant to this Section 7.04. Notwithstanding anything to the foregoing, if the Series Trustee sells, terminates or otherwise liquidates (i) Securities or Derivative Transactions pursuant to this Section 7.04 for a Grantor Trust, the Series Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities and Derivative Transactions held by the Series and (ii) Fund Shares pursuant to this Section 7.04 for any Series, the Series Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities held by the Series.

The Series Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities or termination of Derivative Transactions made pursuant to this Section 7.04. Any moneys payable to the Series Trustee pursuant to this Standard Terms shall be secured by a prior lien on the affected Series.

Section 7.05           Removal and Resignation of Trustee; Successor. The following provisions shall provide for the removal and resignation of the Series Trustee and the appointment of any successor trustee:

(a)           the Series Trustee or any trustee or trustees hereafter appointed may resign and be discharged as Series Trustee of a Series, by executing an instrument in writing resigning as Series Trustee of such Series and filing same with the Depositor and the Portfolio Consultant and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 7.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Portfolio Consultant, jointly and severally, shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Series Trustee and one copy to the successor trustee. In case at any time the Series Trustee shall not meet the requirements set forth in Section 7.07 hereof, or shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Series Trustee in an involuntary case, or the Series Trustee shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Series Trustee or for any substantial part of its property shall be appointed, or the Series Trustee shall generally fail to pay its debts as they become due, or shall fail to meet such written standards for the Series Trustee’s performance as shall be reasonably established from time to time by the Depositor and the Portfolio Consultant, jointly and severally, or if the Depositor and the Portfolio Consultant, jointly and severally,  determines in good faith that there has occurred either (1) a material deterioration in the creditworthiness of the Series Trustee or (2) one or more grossly negligent acts on the part of the Series Trustee with respect to a Series, the Depositor and the Portfolio Consultant, jointly and severally, upon sixty days’ prior written notice, may remove the Series Trustee and appoint a successor trustee, as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the Series Trustee so removed and one copy to the successor trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record;

(b)           any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Series Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Series Trustee herein and shall be bound by all the terms and conditions of this Standard Terms. No successor trustee shall be liable for the acts or omissions of its predecessor. Upon the request of such successor trustee, the Depositor and the retiring Series Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Series Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the retiring Series Trustee; and the retiring Series Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Series Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Standard Terms;

(c)           in case at any time the Series Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor and the Portfolio Consultant, the retiring Series Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

(d)           any entity into which any trustee hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Standard Terms without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding; and

(e)           any resignation or removal of the Series Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof. The Series Trustee’s and each successor trustee’s right to indemnification shall survive its resignation or removal.

Section 7.06           Reports to Securities and Exchange Commission and Others.  The Series Trustee shall make such annual or other reports, make such elections and file such tax returns as the Depositor, based on determinations made by the Portfolio Consultant, directs or as may from time to time be required under applicable state or federal statute or rule or regulation thereunder.

Section 7.07          Qualifications of Trustee.  The Series Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.

ARTICLE VIII

Rights Of Unitholders

Section 8.01          Beneficiaries of Series. By the purchase and acceptance or other lawful delivery and acceptance of any Unit of a Series the Unitholder shall be deemed to be a beneficial owner of such Series created by a Series Trust Agreement and vested with all right, title and interest in such Trust to the extent of the Units subject to the terms and conditions of this Standard Terms.  All Units of a Series when issued in accordance with the Series Trust Agreement shall be validly issued, fully paid and non-assessable, and the holders of Units are entitled to the limitation of liability set forth in section 3803 of the Delaware Statutory Trust Act.

Section 8.02          Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of this Standard Terms the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

(a)           a Unitholder may at any time prior to the Evaluation Time on the date on which a Series is terminated tender his Units to the Series Trustee for redemption in accordance with Section 6.02;

(b)           the death or incapacity of any Unitholder shall not operate to terminate this Standard Terms or a Series nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of a Series, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Series Trustee at any time to account, in any manner other than as expressly provided in this Standard Terms, in respect of the assets from time to time received, held and applied by the Series Trustee hereunder; and

(c)           except as set forth herein, no Unitholder shall have any right to vote or in any manner otherwise control the operation and management of a Series, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Standard Terms, or any other cause whatsoever.

ARTICLE IX

Additional Covenants; Miscellaneous Provisions

Section 9.01           Amendments.

(a)           This Standard Terms may be amended from time to time by the Depositor, Portfolio Consultant and Series Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to change any provision required by the Securities and Exchange Commission, the Commodity Futures Trading Commission or any other governmental or self-regulatory agency with jurisdiction as to the Trust, (iii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iv) to make such amendments as may be necessary (a) for the Series to continue to qualify as a RIC for federal income tax purposes if the Series has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) for the Series to continue to qualify as a Grantor Trust for federal income tax purposes and to prevent the Series from being deemed an association taxable as a corporation for federal income tax purposes if the Series has elected to be taxed as a Grantor Trust for federal income tax purposes. This Standard Terms may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities or the execution of any Derivative Agreement other than those specified in the related Series Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Standard Terms may not be amended so as to reduce the interest in a Series represented by Units without the consent of all affected Unitholders.

(b)           Except for the amendments, changes or modifications as provided in Section 9.01(a) hereof or any other provision contained herein, neither the parties hereto nor their respective successors shall consent to any waiver of Unitholders’ rights, other amendment, change or modification of the Standard Terms without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 66 2⁄3% of the Units then outstanding of the affected Series. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any waiver of Unitholders’ rights, amendment, change or modification of, or waiver of any right under this Standard Terms without the consent of the Unitholders of all of the Units then outstanding of the affected Series and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Series Trustee with the power to engage in business or investment activities other than as specifically provided in this Standard Terms, (3) adversely affect the tax status of the Series for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Series has elected to be taxed as a RIC for federal income tax purposes, result in a variation of the investment of Unitholders in the Series.

(c)           The Depositor and Portfolio Consultant may amend this Standard Terms with respect to a Series as deemed necessary or advisable to cause the conversion of a Series from a “unit investment trust” to a “closed-end company” or to an “open-end company,” as those terms are defined in the 1940 Act, provided that such conversion and any action taken in connection therewith shall require the affirmative vote or consent at a meeting of the Unitholders of such Series of the lesser of (a) 67% or more of the Units present at such meeting, if the holders of more than 50% of the outstanding Units of such Series are present or represented by proxy or (b) more than 50% of the outstanding units of such Series.

(d)           Unless the Depositor and Portfolio Consultant direct that other notice shall be provided, the Series Trustee shall include in the annual report provided pursuant to Section 3.07 notification of the substance of such amendment.

(e)           This Section applies only to amendments to the Series Trust Agreement and the Standard Terms to the extent incorporated therein and as modified thereby, including with respect to amendments.  Any amendments made with respect to a particular Series shall have no effect with respect to any other Series or the Trust as an entirety; provided however, that the use of an omnibus amendment agreement is authorized to the extent that any amendment affects more than one Series.

Section 9.02          Dissolution; Termination.  A Series shall dissolve immediately prior to the maturity, redemption, sale, termination or other disposition as the case may be of all assets held in such Series (including any Derivative Transactions entered into the Series) hereunder unless sooner dissolved as hereinbefore specified, and may be dissolved at any time by the written consent of 66 2⁄3% of the Unitholders of the respective Series; provided that in no event shall any Series continue beyond its Mandatory Dissolution Date. The Depositor and Portfolio Consultant, jointly and severally, may direct the dissolution of the Series (x) with respect to a Derivatives Series if a default, termination event or similar event under a Derivative Agreement has occurred or (y) if the value of a Series shall be less than the applicable minimum value stated in the prospectus. For the avoidance of doubt, the Depositor’s and Portfolio Consultant’s rights to dissolve the Series in respect of clause (x) above are in addition to the rights under Section 3.08 and neither this Section 9.02 nor Section 3.08 shall be construed as restricting the rights thereunder.  Upon dissolution, the Series shall be wound-up by the Series Trustee at the written direction of the Depositor in accordance with Section 3808(f) of the Delaware Statutory Trust Statute and, to the extent not inconsistent with such Section, this Standard Terms.

In the event of any dissolution of the Series prior to the Mandatory Dissolution Date, the Series Trustee shall proceed to liquidate the assets then held and make the payments and distributions provided for hereinafter in this Section 9.02, except that in such event, the distribution to each Unitholder shall be made in cash and shall be such Unitholder’s pro rata interest in the balance of the Capital and Income Accounts after the deductions herein provided. In the event that the Series shall dissolve on or after the Mandatory Dissolution Date, the Series Trustee shall, not less than 30 days prior to the Mandatory Dissolution Date, send a written notice to all Unitholders of record. If such Unitholder (other than a Unitholder of a Derivatives Series, and only if In-Kind Distributions are specified to apply an the relevant Series Trust Agreement or Prospectus) owns the minimum number of Units set forth in a Series’s Prospectus, such notice shall further indicate that such Unitholder may elect to receive an In-Kind Distribution in connection with the termination of such Series (as described in Section 6.02). With respect to any Series, the Series Trustee will honor duly executed requests for In-Kind Distributions received by the close of business ten business days prior to the Mandatory Dissolution Date. Unitholders who do not effectively request an In-Kind Distribution, shall receive their distribution upon termination in cash.

 In connection with a dissolution on the Mandatory Dissolution Date, the Series Trustee shall segregate such Securities as shall be necessary to satisfy distributions to Unitholders electing In-Kind Distributions. With respect to a Derivatives Series, the Depositor, based on determinations made by the Portfolio Consultant, shall direct the termination of the Derivative Transactions pursuant to Section 9.02(e).

Commencing no earlier than the business day following that date on which Unitholders must submit to the Series Trustee notice of their request to receive an In-Kind Distribution at termination, the Depositor will liquidate the Securities not segregated for In-Kind Distributions during such period and in such daily amounts as the Portfolio Consultant shall direct. The Depositor, based on determinations made by the Portfolio Consultant, or its designee shall direct the liquidation in such manner as to effectuate orderly sales and a minimal market impact. The Depositor reserves the right to make such sales over a period of up to twenty (20) Business Days. In the event the Depositor does not so direct, the Securities shall be sold and Derivative Transactions shall be terminated within a reasonable period and in such manner as the Portfolio Consultant, in its sole discretion, shall determine. In connection with the sales and terminations of Securities and Derivative Transactions, none of the Portfolio Consultant, Depositor or the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of a Security or termination of any Derivative Transaction or by reason or failure to make any such sale or termination. The Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Trustee representing the proceeds from the sales of Securities, the proceeds received from Derivative Counterparties in respect of the maturity or termination of Derivative Transactions and any release of the Series’s collateral from the Collateral Account, if any, in connection with the termination of Derivative Transactions shall be credited to the Capital Account.

On the fifth business day following receipt of all proceeds of sale of the Securities and the maturity of or termination of Derivative Transactions, the Series Trustee shall:

(a)           deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account of such Series, from the Capital Account of such Series, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

(b)           deduct from the Income Account of such Series or, to the extent that funds are not available in such Account, from the Capital Account of such Series, and pay accrued and unpaid fees of the Depositor, Portfolio Consultant, Evaluator, Supervisor and counsel in connection with such Series, if any;

(c)           deduct from the Income Account of such Series or the Capital Account of such Series any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet claims and obligations incurred under this Standard Terms in connection with such Series;

(d)           make final distributions from the Series, as follows:

(i)           to each Unitholder requesting an In-Kind Distribution (x) holder’s pro rata portion of each of the Securities segregated for distribution In-Kind, in whole shares, (y) with respect to a Derivatives Series, plus or minus the termination amount in respect of the pro-rata portion of Derivative Transactions allocable to such Units as provided in Section 9.02(e) below, and (z) cash equal to such Unitholder’s pro rata portion of the Income and Capital Accounts as follows: (1) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unitholder’s pro rata share of the Securities not segregated for liquidation to provide for Trust expenses and (2) such other cash as may properly be included in such Unitholder’s pro rata share of the sum of the cash balances of the Income and Capital Accounts as of the Mandatory Termination Date plus, in either case, the net proceeds of sale of the Securities or termination of Derivative Transactions segregated for liquidation/termination to provide for Series expenses less deduction of the fees and expenses specified in this Section 9.02 and less deduction of the Series Trustee’s cost of registration and delivery of such Unitholder’s Securities;

(ii)           to each Unitholder receiving a distribution in cash, such holder’s pro rata share of the cash balances of the Income and Capital Accounts; and

(iii)           on the conditions set forth in Section 3.04 hereof, to all Unitholders, their pro rata share of the balance of the Reserve Account.

To the extent possible, In-Kind Distributions of Securities shall be made by the Series Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder’s bank or broker-dealer at The Depository Trust Company; and

(e)           In the case of a Derivatives Series, the Depositor shall take action to terminate the Derivative Transactions within a time and manner consistent with the liquidation of the Securities. Unitholders will not receive any type of “in-kind” distribution of Derivative Transactions. To the extent there are payments due the Trust under the Derivative Agreement, the Depositor shall cause the proceeds thereof to be credited to the Capital Account as provided in the related Series Trust Agreement. To the extent there are payments due the Derivative Counterparty under the Derivative Agreement, pursuant to a written instruction from the Depositor, the Series Trustee shall pay out of the Capital Account any amounts owed to a Derivative Counterparty as provided in the related Series Trust Agreement. Any release of the Series’s collateral from the Collateral Account, if any, in connection with the termination of Derivative Transactions, shall at the Depositor’s written instructions, based on determinations made by the Portfolio Consultant, be credited to the Capital Account of a Series. The Depositor will, based on determinations made by the Portfolio Consultant, pursuant to a written instruction to the Series Trustee specify the amount of cash to be added or subtracted in respect of the terminated Derivative Transactions in computing the related payments or distributions to Unitholders.

(f)           together with such distribution to each Unitholder as provided for in (d), furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

The Series Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Capital Accounts of a Trust upon termination except to hold the same in trust within the meaning of the 1940 Act, without interest until disposed of in accordance with the terms of this Standard Terms.

Section 9.03          Termination of a Target Index.  Notwithstanding anything to the contrary herein and unless prohibited by an applicable Prospectus, if at any time an Index Series’s Target Index shall no longer be compiled, maintained or made available, the Depositor, based on determinations made by the Portfolio Consultant, may (a) direct that the Index Trust continue to be operated hereunder utilizing the components of the Target Index, and the percentage weightings of such components, as existed on the last date on which the Target Index components and weightings were available to the Series or (b) direct the Series Trustee to dissolve and terminate this Standard Terms and the related Index Series and liquidate the Index Series in such manner as the Depositor, based on determinations made by the Portfolio Consultant, shall direct subject to applicable law.

Section 9.04          Construction.  The validity and construction of this Standard Terms and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof[; provided, however, that the parties hereto and the Unitholders intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Depositor, the Trustee, the Unitholders or this Standard Terms any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, (g) the existence of rights or interests (beneficial or otherwise) in trust assets, (h) the ability of beneficial owners or other persons to terminate or dissolve a trust, or (i) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or beneficial owners that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Unitholders set forth or referenced in this Standard Terms.  Sections 3540, 3542 and 3561 of Title 12 of the Delaware Code shall not apply to this Standard Terms.. THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WILL HAVE NON- EXCLUSIVE JURISDICTION OVER ANY LAWSUIT OR OTHER JUDICIAL PROCEEDING RELATING TO OR ARISING FROM THIS AGREEMENT AND EACH OF THE PARTIES AGREE THAT THIS COURT WILL HAVE PROPER VENUE FOR ANY SUCH LAWSUIT OR JUDICIAL PROCEEDING, AND THE PARTIES WAIVE ANY OBJECTION TO VENUE OR THEIR CONVENIENCE AS A FORUM. THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF ANY OF THE COURTS SPECIFIED AND TO ACCEPT SERVICE OF PROCESS TO VEST PERSONAL JURISDICTION OVER THEM IN THIS COURT. THE PARTIES FURTHER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH LAWSUIT OR JUDICIAL PROCEEDING ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.05          Registration of Units.  Except as provided herein, the Depositor agrees and undertakes on its own part to register Units with the Securities and Exchange Commission or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to maintain the registration of the Fund and to comply with this provision during the term of the Trusts created hereunder, and the Series Trustee shall incur no liability or be under any obligation for expenses in connection therewith.

Section 9.06          Written Notice.  Any notice, demand, direction or instruction to be given to the Depositor, the Portfolio Consultant, the Evaluator or the Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to such party at the respective address set forth below, or at such other address as shall be specified by the Depositor, the Portfolio Consultant, the Evaluator or the Supervisor to the other parties hereto in writing.

If to Depositor:	If to Portfolio Consultant, Supervisor or Evaluator:

Beech Hill Securities, Inc.	Alaia Capital, LLC
880 Third Avenue 16th Floor	10 Corbin Drive
New York, NY 10022	Darien, Connecticut 06820

Any notice, demand, direction or instruction to be given to the Trustee hereunder shall be in writing and shall be duly given if mailed or delivered to the unit investment trust division office of the Series Trustee at The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, Attention: [●] or at such other address as shall be specified by the Trustee to the other parties hereto in writing.

Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee or otherwise as specified by The Depository Trust Company.

Section 9.07          Severability.  If any one or more of the covenants, agreements, provisions or terms of this Standard Terms shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Standard Terms and shall in no way affect the validity or enforceability of the other provisions of this Standard Terms. If any party hereto shall determine, with the advice of counsel, that any of the provisions of this Standard Terms is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Standard Terms; provided, however, that such determination shall not affect any of the remaining provisions of this Standard Terms or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Standard Terms shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Standard Terms in any jurisdiction.

Section 9.08           Dissolution of Depositor Not to Terminate.  The dissolution of the Depositor from or for any cause whatsoever shall not operate to terminate this Standard Terms or a Series insofar as the duties and obligations of the Series Trustee are concerned.

IN WITNESS WHEREOF, the undersigned have caused these Standard Terms and Conditions of Trust to be executed; all as of the day, month and year first above written.

Beech Hill Securities, Inc. as Depositor

By
	Name:	Vincent Iannuzzi
	Title:	Chief Financial Officer and Chief Operating Officer

Alaia Capital, LLC as Portfolio Consultant, Evaluator and Supervisor

By
	Name:	Oscar Loynaz
	Title:	Co-CEO

The Bank Of New York Mellon as Series Trustee

By
Name:
Title: